                                                                    EXHIBIT 10.9




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                               SERVICING AGREEMENT


                                      among


                         debis Aircraft Leasing Limited,
                                   as Servicer

                             debis AirFinance B.V.,
                                  as Guarantor

                         debis Aircraft Leasing Limited,
                             as Administrative Agent

                         debis Aircraft Leasing Limited,
                                 as Cash Manager

                                  AerCo Limited

                                       and

                    The Entities Listed on Appendix A Hereto



                            Dated as of July 17, 2000


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



                                TABLE OF CONTENTS

                             ----------------------

                                                                            PAGE
                                                                            ----

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                    ARTICLE 2
                              APPOINTMENT; SERVICES

SECTION 2.01.  Appointment....................................................12
SECTION 2.02.  Services.......................................................15
SECTION 2.03.  Compliance with Applicable Laws................................15

                                    ARTICLE 3
                     STANDARD OF CARE; CONFLICTS OF INTEREST

SECTION 3.01.  Standard of Care...............................................15
SECTION 3.02.  Conflicts of Interest..........................................15
SECTION 3.03.  Standard of Liability..........................................17
SECTION 3.04.  Waiver of Implied Standard.....................................18

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Aircraft Assets................................................18
SECTION 4.02.  Aircraft Assets Related Documents..............................19
SECTION 4.03.  Accounts and Cashflow..........................................20
SECTION 4.04.  Organization and Standing......................................20
SECTION 4.05.  Authority......................................................21
SECTION 4.06.  No Conflicts...................................................21
SECTION 4.07.  Compliance with Applicable Laws................................22

                                    ARTICLE 5
                              SERVICER UNDERTAKINGS

SECTION 5.01.  Staff and Resources............................................22
SECTION 5.02.  Access.........................................................22
SECTION 5.03.  Compliance with Law............................................23
SECTION 5.04.  Commingling....................................................23
SECTION 5.05.  Notes Offering.................................................23

SECTION 5.06.  Performance Objectives.........................................26
SECTION 5.07.  Management.....................................................26
SECTION 5.08.  Limitations....................................................26
SECTION 5.09.  Location of Performance of Services............................27

                                    ARTICLE 6
                   UNDERTAKINGS OF AERCO AND THE SUBSIDIARIES

SECTION 6.01.  Cooperation....................................................27
SECTION 6.02.  No Representation with Respect to Third Parties................28
SECTION 6.03.  Related Document Amendments....................................28
SECTION 6.04.  Other Services.................................................28
SECTION 6.05.  Ratification...................................................28
SECTION 6.06.  Execution, Amendment, Modification or Termination of
               Aircraft Assets Related Documents..............................28
SECTION 6.07.  AerCo Group Accounts and Cash Arrangements.....................29
SECTION 6.08.  Notification of Bankruptcy.....................................29
SECTION 6.09.  Further Assurances.............................................29
SECTION 6.10.  Communications.................................................30

                                    ARTICLE 7
                       AERCO GROUP RESPONSIBILITY; BUDGETS

SECTION 7.01.  AerCo Group Responsibility.....................................30
SECTION 7.02.  Instructions by AerCo Group....................................30
SECTION 7.03.  Request for Authority..........................................30
SECTION 7.04.  Operating Budget; Aircraft Asset Expenses Budget...............31
SECTION 7.05.  Transaction Approval Requirements..............................34
SECTION 7.06.  Approved Budgets and Transaction Approval
               Requirements...................................................36
SECTION 7.07.  Communication with AerCo.......................................36

                                    ARTICLE 8
                                  EFFECTIVENESS

SECTION 8.01.  Effectiveness..................................................37

                                    ARTICLE 9
                            SERVICING FEES; EXPENSES

SECTION 9.01.  Servicing Fees.................................................37
SECTION 9.02.  Retainer Fee...................................................38
SECTION 9.03.  Rental Fee.....................................................38

SECTION 9.04.  [Reserved].....................................................38
SECTION 9.05.  Sales Fees.....................................................38
SECTION 9.06.  Expenses.......................................................39

                                   ARTICLE 10
                           TERM; TERMINATION; SURVIVAL

SECTION 10.01.  Term..........................................................42
SECTION 10.02.  Cross-termination.............................................42
SECTION 10.03.  Right to Terminate............................................42
SECTION 10.04.  Consequences of Termination...................................47
SECTION 10.05.  Survival......................................................48

                                   ARTICLE 11
                                 INDEMNIFICATION

SECTION 11.01.  Indemnity.....................................................49
SECTION 11.02.  Procedures for Defense of Claims..............................49
SECTION 11.03.  Reimbursement of Costs........................................50

                                   ARTICLE 12
                            ASSIGNMENT AND DELEGATION

SECTION 12.01.  Assignment and Delegation.....................................51

                                   ARTICLE 13
                                    GUARANTEE

SECTION 13.01.  Guarantee.....................................................51
SECTION 13.02.  Reinstatement.................................................52
SECTION 13.03.  Unconditional Nature of Guarantee.............................52

                                   ARTICLE 14
                                  MISCELLANEOUS

SECTION 14.01.  Notices.......................................................53
SECTION 14.02.  Governing Law.................................................54
SECTION 14.03.  Jurisdiction..................................................54
SECTION 14.04.  Waiver of Jury Trial..........................................55
SECTION 14.05.  Counterparts; Third Party Beneficiaries.......................55
SECTION 14.06.  Entire Agreement..............................................55
SECTION 14.07.  Power of Attorney.............................................55
SECTION 14.08.  Restrictions on Disclosure....................................55

SECTION 14.09.  Rights of Setoff..............................................56
SECTION 14.10.  Reliance......................................................56

                                                                            PAGE
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                                       v


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                                                                            PAGE
                                                                            ----

                                                                         PAGE
                                            SCHEDULES

Appendix A                 Subsidiaries
Appendix B                 Form of Accession Agreement
Schedule 2.02(a)           Services
Schedule 8 to
Schedule 2.02(a)           Weekly, Monthly and Quarterly Reports
Schedule 4.01              Aircraft
Schedule 4.02              Aircraft Asset Related Documents
Schedule 4.03              Bank Accounts
Schedule 7.04(b)(1)        One Year Initial Period Asset Expenses Budget
Schedule 7.04(b)(2)        Three Year Initial Period Asset Expenses Budget


                                             ANNEXES

Annex 1                    Insurance
Annex 2                    Indenture Covenants


                                            EXHIBITS

Exhibit A                  Pro Forma Lease

         SERVICING AGREEMENT dated as of July 17, 2000 (the "AGREEMENT"), among debis Aircraft Leasing Limited, a limited company organized under the laws of Ireland (the "SERVICER"), Air Finance B.V., as Guarantor (the "GUARANTOR"), AerCo Limited, a Jersey limited liability company ("AERCO"), debis Aircraft Leasing Limited, as Administrative Agent (the "ADMINISTRATIVE AGENT") and as Cash Manager (the "CASH MANAGER"), and the entities listed on Appendix A hereto and any other Subsidiary of AerCo which accedes to this Agreement pursuant to an Accession Agreement (together, the "SUBSIDIARIES").

         For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

         "ACCESSION AGREEMENT" means an accession agreement substantially in the form of Appendix B hereto.

         "ADDITIONAL AIRCRAFT" means any aircraft (i.e., the airframe and associated engines whether or not installed on such airframe and any engine subsequently substituted for any such associated engine) (other than the Offering Memorandum Aircraft) acquired after the Start Date by AerCo or any of its Subsidiaries for which the Servicer is appointed to provide Services pursuant to Section 2.01(d) of this Agreement.

         "ADMINISTRATIVE AGENCY AGREEMENT" means the Administrative Agency Agreement dated as of July 17, 2000, among the Administrative Agent, the Guarantor, AerCo and the entities listed on Appendix A thereto and any other Subsidiary of AerCo which accedes thereto, as amended from time to time.

         "ADMINISTRATIVE AGENT" has the meaning assigned to such term in the preamble hereto.

         "AERCO" has the meaning assigned to such term in the preamble hereto.

         "AERCO GROUP" has the meaning assigned to such term in Section 2.01 of this Agreement.

         "AERFI GROUP" means AerFi Group plc and its subsidiaries and Affiliates.

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The parties hereto acknowledge that each of AerCo and its Subsidiaries, on the one part, and AerFi Group plc and its subsidiaries, on the other part, are not Affiliates of each other.

         "AFTER-TAX BASIS" means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all U.S. Federal, state, local or other foreign Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S. Federal, state, local or other foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable.

         "AGREED VALUE" has the meaning assigned to such term in each Lease.

         "AGREEMENT" has the meaning assigned to such term in the preamble hereto.

         "AIRCRAFT" means the Initial Aircraft, the Offering Memorandum Aircraft and any Additional Aircraft.

         "AIRCRAFT ASSETS" means all Initial Aircraft, the Offering Memorandum Aircraft, any Additional Aircraft, any spare parts, spare engines or ancillary equipment or devices furnished therewith and related lease interests and options owned by any Person within AerCo Group; provided however, that Aircraft Assets shall not include any Aircraft Asset (x) that shall have ceased to be an Aircraft Asset pursuant to this Agreement, or (y) in respect of which the Servicer or AerCo shall have terminated the Servicer's obligation to provide Services in accordance with Article 10 of this Agreement.

         "AIRCRAFT ASSET EXPENSES" has the meaning assigned to such term in
Section 9.06(b) of this Agreement.

         "AIRCRAFT ASSETS RELATED DOCUMENTS" means all Lease related documents and other contracts and agreements of Persons within AerCo Group the terms of which relate to or affect any of the Aircraft Assets.

         "ANNUAL REVIEW" has the meaning assigned to such term in Section 3.02(c) of Schedule 2.02(a) to this Agreement.

         "APPLICABLE LAW" with respect to any Person means any law, statute, ordinance, rule or regulation or code of conduct or practice of any national, Federal, state, local or international Governmental Authority that applies to such Person or any of its properties or assets.

         "APPROVED BUDGET" has the meaning assigned to such term in Section 7.04(g) of this Agreement.

         "APPROVED BUDGET TARGET" for any Year means the approved budget target determined annually by AerCo reasonably, consistently and in good faith following discussions with the Servicer and review of and reliance on the information provided by the Servicer in the Operating Budget and the Asset Expenses Budget.

         "ASSET EXPENSES BUDGET" has the meaning assigned to such term in
Section 7.04(a)(ii) of this Agreement.

         "BANK ACCOUNTS" has the meaning assigned to such term in Section 6.01(b) of Schedule 2.02(a) to this Agreement.

         "BASE SALES FEE" has the meaning assigned to such term in Section 9.01(c) of this Agreement.

         "BOARD OF DIRECTORS" means the board of directors of AerCo.

         "BUSINESS DAY" means a day on which U.S. dollar deposits may be dealt on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York, U.S.A. and London, England.

         "CALCULATION DATE" means the calculation date as defined in the Indenture.

         "CASH MANAGEMENT AGREEMENT" means the Cash Management Agreement dated as of July 17, 2000, among the Cash Manager, the Guarantor, AerCo, Bankers Trust Company, solely in its capacity as indenture trustee and security trustee and the entities listed on Appendix A thereto and any other Subsidiary of AerCo which accedes thereto, as amended from time to time.

         "CASH MANAGER" has the meaning assigned to such term in the preamble hereto.

         "CHANGED CIRCUMSTANCE" means any material event, circumstance or condition that shall have occurred or arisen and be continuing that is reasonably likely to result in the current cash flow projections in any Year being materially less favorable than the forecast which is the most current at the time that the Approved Budget is finalized for that Year in accordance with this Agreement.

         "CHANGE OF CONTROL" has the meaning assigned to such term in Section 10.03(a)(iv) of this Agreement.

         "CHANGE OF CONTROL RATING DECLINE" has the meaning assigned to such term in Section 10.02(a)(iv) of this Agreement.

         "CLOSING DATE" means the date of the closing of the Offering.

         "CONCENTRATION THRESHOLDS" has the meaning assigned to such term in
Section 2.02(a) of Schedule 2.02(a).

         "CONFLICTS STANDARD" has the meaning assigned to such term in Section 3.02(b) of this Agreement.

         "CONTROL" (including, with its correlative expressions, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "CORE LEASE PROVISIONS" has the meaning assigned to such term in the Indenture.

         "DELIVERY DATE" means, with respect to each Aircraft and the related Aircraft Assets, the date as of which AerCo Group directly or indirectly acquires ownership of such Aircraft and related Aircraft Assets.

         "DIRECTORS" means the directors of AerCo at the relevant time.

         "DISCLOSURE DOCUMENT" has the meaning assigned to such term in Section 5.05(a) of this Agreement.

         "EFFECTIVENESS DATE" has the meaning assigned to such term in Section 10.03(d)(ii) of this Agreement.

         "EU" means The European Union.

         "EXTRAORDINARY PLAN" has the meaning assigned to such term in Section 7.04(i) of this Agreement.

         "GROUP" has the meaning assigned to such term in Section 10.03(a)(iv) of this Agreement.

         "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof), national, federal, state, local or international, of competent jurisdiction including the EU.

         "GUARANTOR" has the meaning assigned to such term in the preamble hereto.

         "INDEMNIFIED PARTY" has the meaning assigned to such term in Section 11.01(b) of this Agreement.

         "INDEMNIFYING PARTY" has the meaning assigned to such term in Section 11.01(b) of this Agreement.

         "INDENTURE" means the Indenture dated as of July 15, 1998, between AerCo and Bankers Trust Company, as amended or supplemented from time to time.

         "INDEPENDENT REPRESENTATIVE" has the meaning assigned to such term in
Section 3.02(c) of this Agreement.

         "INITIAL AIRCRAFT" means the aircraft specified in the 1998 Offering Memorandum and owned by AerCo Group as of the Start Date.

         "INITIAL APPRAISED VALUE" means (i) for all the Initial Aircraft in aggregate, $817,814,000.00 and, for each Initial Aircraft, means the dollar amount specified opposite such Aircraft on Schedule 4.01 hereto, (ii) for all the Offering Memorandum Aircraft in aggregate, $724,053,000.00 and, for each Offering Memorandum Aircraft, means the dollar amount specified opposite such Aircraft on Schedule 4.01 hereto and (iii) for the Additional Aircraft, the "Initial Appraised Value" of such Additional Aircraft as such term is defined in the Indenture.

         "INITIAL APPROVED BUDGETS" has the meaning assigned to such term in
Section 7.04(b) of this Agreement.

         "INITIAL PERIODS" has the meaning assigned to such term in Section 7.04(b) of this Agreement.

         "LEASE" means any lease agreement with respect to an Aircraft including any and all amendments, side letters and other supplements thereto.

         "LESSEE" means each lessee as defined in the Indenture, including lessees of Additional Aircraft.

         "LESSEE DOCUMENTATION" has the meaning assigned to such term in Section 1.08(b) of Schedule 2.02(a) to this Agreement.

         "LESSOR" means AerCo or the relevant Subsidiary of AerCo which directly or indirectly leases an Aircraft to a Lessee and includes any such lessor of Additional Aircraft.

         "LOSS" (together with "LOSSES") means any and all damage, loss, liability and expense (including reasonable legal fees, expenses and related charges and costs of investigation); provided however, the terms "LOSS" and "LOSSES" shall not include any Indemnified Party's management time or overhead expenses.

         "MAINTENANCE RESERVES" means the maintenance reserves under each of the Leases.

         "MONTHLY PAYMENT PERIOD" has the meaning assigned to such term in
Section 6.03(a) of Schedule 2.02(a) to this Agreement.

         "NET CASH PROCEEDS" has the meaning assigned to such term in Section 9.05(b) of this Agreement.

         "NET GAINS" has the meaning assigned to such term in Section 9.05(b) of this Agreement.

         "NEW ACCOUNTS" has the meaning assigned to such term in Section 6.01(b) of Schedule 2.02(a) to this Agreement.

         "1998 OFFERING MEMORANDUM" means the offering memorandum dated June 23, 1998 with respect to debt securities of AerCo.

         "NON TERMINATING PARTY" has the meaning assigned to such term in
Section 10.03(d)(i) of this Agreement.

         "NOTES" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "NOTES OFFERING" has the meaning assigned to such term in Section 5.05(a) of this Agreement.

         "OFFERING" means the offering of debt securities contemplated in the Offering Memorandum.

         "OFFERING MEMORANDUM" means the Offering Memorandum dated July 12, 2000 with respect to debt securities of AerCo.

         "OFFERING MEMORANDUM AIRCRAFT" means, as of any date, the Aircraft specified in the Offering Memorandum which AerCo Group intends to acquire on or after the Closing Date and which have not been deleted, as of such date, from
Schedule 4.01 by an amendment thereto as contemplated by Section 4.01 of this Agreement.

         "OFFICER'S CERTIFICATE" means, as to any Person, a certificate of the President, any Vice President or Assistant Vice President, the Treasurer or any Assistant Treasurer or such other equivalent officer.

         "ONE YEAR INITIAL PERIOD" has the meaning assigned to such term in
Section 7.04(b) of this Agreement.

         "ONE YEAR PERIOD" has the meaning assigned to such term in Section 7.04(a) of this Agreement.

         "OPERATING BUDGET" has the meaning assigned to such term in Section 7.04(a)(i) of this Agreement.

         "OPERATING GUIDELINES" has the meaning assigned to such term in Section
5.09 of this Agreement.

         "OPERATIVE AGREEMENTS" means this Agreement and all other agreements, instruments or other documents which are required by the terms of this Agreement to be delivered in connection herewith.

         "OTHER ASSETS" has the meaning assigned to such term in Section 3.02(a) of this Agreement.

         "OVERHEAD EXPENSES" has the meaning assigned to such term in Section 9.06(a) of this Agreement.

         "OWN BUSINESS" has the meaning assigned to such term in Section 2.01(e) of this Agreement.

         "PAYMENT DATE" has the meaning assigned to such term in the Indenture.

         "PERFORMANCE OBJECTIVES" has the meaning assigned to such term in
Section 5.06 of this Agreement.

         "PERIOD" has the meaning assigned to such term in Section 7.04(a) of this Agreement.

         "PERMITTED ENCUMBRANCE" has the meaning assigned to such term in the Indenture.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, statutory business trust, common law trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRECEDENT LEASE" has the meaning assigned to such term in Section 3.02(a)(ii) of Schedule 2.02(a) to this Agreement.

         "PRO FORMA LEASE" has the meaning assigned to such term in Section 3.02(a)(i) of Schedule 2.02(a) to this Agreement.

         "QUARTERLY MEETING" has the meaning assigned to such term in Section 7.07(b) of this Agreement.

         "RATING DECLINE" has the meaning assigned to such term in Section 10.03(a)(iv) of this Agreement.

         "REFERRAL NOTICE" means a notice of the type described in Section 7.03(d) of this Agreement.

         "REIMBURSABLE EXPENSES" has the meaning assigned to such term in
Section 9.06(c) of this Agreement.

         "RELATED DOCUMENTS" has the meaning assigned to such term in the Indenture.

         "RELATED PERSON" has the meaning assigned to such term in Section 10.03(a)(iv) of this Agreement.

         "RENT" has the meaning assigned to such term in Section 9.03 of this Agreement.

         "RENTAL FEE" has the meaning assigned to such term in Section 9.01(b) of this Agreement.

         "RENTAL FEE PERCENTAGE" has the meaning assigned to such term in
Section 9.03 of this Agreement.

         "REPLACEMENT SERVICER" means a replacement servicer to perform some or all of the Services under this Agreement formerly performed by the Servicer, which is appointed in accordance with Section 10.04(d) of this Agreement.

         "REPRESENTATIVE" with respect to any Person means the officers, directors, employees, advisors and agents of such Person.

         "RETAINER FEE" has the meaning assigned to such term in Section 9.01(a) of this Agreement.

         "SALES FEES" has the meaning assigned to such term in Section 9.01(c) of this Agreement.

         "SALES INCENTIVE FEE" has the meaning assigned to such term in Section 9.01(c) of this Agreement.

         "SEC" has the meaning assigned to such term in Section 5.05(a) of this Agreement.

         "SECURITY DEPOSITS" means, at the time of calculation, with respect to each Aircraft, all cash amounts, prepayments of rent, letters of credit and guarantees paid by or issued on behalf of the Lessee for the benefit of the lessor under the relevant Lease as security for obligations of such Lessee under such Lease and related Lease Documents.

         "SERVICER" has the meaning assigned to such term in the preamble hereto.

         "SERVICER PROPOSAL" has the meaning given to it in Section 7.03(d) of this Agreement.

         "SERVICER REPRESENTATIVE" means any officer, director, employee, partner, consultant, advisor or agent of the Servicer or any of its Affiliates.

         "SERVICES" has the meaning assigned to such term in Section 2.02(a) of this Agreement.

         "SERVICING FEES" has the meaning assigned to such term in Section 9.01 of this Agreement.

         "SPECIAL BOARD RESOLUTION" has the meaning given to it in the Articles of Association of AerCo; provided that references to a Special Board Resolution shall be construed as references to an ordinary resolution of the Board of Directors any time at which the Servicer and/or its Affiliates do not hold a majority of the Class E Notes.

         "STANDARD OF CARE" has the meaning assigned to such term in Section
3.01 of this Agreement.

         "STANDARD OF LIABILITY" has the meaning assigned to such term in
Section 3.03(c) of this Agreement.

         "STANDBY SERVICING AGREEMENT" means the Standby Servicing, Administrative Agency and Cash Management Agreement dated as of July 17, 2000, among AerCo, debis Aircraft Leasing Limited, as Standby Servicer, and debis AirFinance B.V., as Guarantor, as amended from time to time.

         "START DATE" has the meaning assigned to such term in the Standby Servicing Agreement.

         "START NOTICE" has the meaning assigned to such term in the Standby Servicing Agreement.

         "STATED SERVICES OBLIGATION" has the meaning assigned to such term in
Section 6.03(a) of Schedule 2.02(a) to this Agreement.

         "SUBSIDIARIES" has the meaning assigned to such term in the preamble hereto.

         "TARGET SALES PRICE" has the meaning assigned to such term in Section 9.05(a) of this Agreement.

         "TAX" or "TAXES" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by any Person, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign) (a "TAXING AUTHORITY"), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

         "TECHNICAL MANAGEMENT EXPENSES" has the meaning assigned to such term in Section 9.06(b)(i) of this Agreement.

         "TECHNICAL MANAGEMENT EXPENSES RESERVE AMOUNT" has the meaning assigned to such term in Section 7.04(f) of this Agreement.

         "TERMINATING PARTY" has the meaning assigned to such term in Section 10.03(d)(i) of this Agreement.

         "TERMINATION FEE" has the meaning assigned to such term in Section 10.03(e) of this Agreement.

         "TERMINATION NOTICE" has the meaning assigned to such term in Section 10.03(d)(i) of this Agreement.

         "THIRD PARTY CLAIM" means a claim by a third party arising out of a matter for which an Indemnified Party is entitled to be indemnified pursuant to the indemnity provisions of this Agreement.

         "THREE YEAR INITIAL PERIOD" has the meaning assigned to such term in
Section 7.04(b) of this Agreement.

         "THREE YEAR PERIOD" has the meaning assigned to such term in Section 7.04(a) of this Agreement.

         "TRANSACTION APPROVAL REQUIREMENTS" has the meaning assigned to such term in Section 7.05(c) of this Agreement.

         "YEAR" means each twelve month fiscal year (or such shorter fiscal period as agreed upon by the parties hereto in the future) ended June 30 or as modified by agreement of the parties hereto in the future.


                                    ARTICLE 2

                              APPOINTMENT; SERVICES

         SECTION 2.01. Appointment. Each of AerCo and the Subsidiaries hereby appoints the Servicer, with effect from the Start Date, as the exclusive provider of the Services (as defined in Section 2.02 below) to AerCo and the Subsidiaries (collectively, "AERCO GROUP") in respect of the Aircraft Assets on the terms and subject to the conditions set forth in this Agreement; provided, however, that it shall not be a condition to the Servicer's performance of Services that it shall have received a Start Notice.

          (a) The Servicer hereby accepts such appointment and agrees to perform, with effect from the Start Date, the Services on the terms and subject to the conditions set forth in this Agreement; provided, however, that it shall not be a condition to the Servicer's performance of the Services that it shall have received a Start Notice.

                  (i) In all of its dealings with third parties (including, without limitation, lessees, potential lessees, sellers, purchasers and service providers) in connection with its provision of the Services, the Servicer shall (and shall procure that persons to whom it delegates performance of any of the Services shall) at all times so far as it is within its power to do so;

                           (1) make it clear that it is acting solely in its capacity as Servicer for AerCo and/or any applicable Subsidiaries under this Agreement and not in its own right (including, without limitation, by use of letterhead (or equivalent, in the case of email correspondence) showing its name as "debis Aircraft Leasing Limited as servicer for AerCo group companies" or similar language);

                           (2) where relevant make clear that the Aircraft Assets are the property of AerCo Group or the relevant Person therein; and

                           (3) enter into contractual arrangements only as disclosed agent for AerCo and/or any applicable Subsidiaries.

                  (ii) The Servicer shall ensure that its Own Business is kept entirely separate, identifiable and segregated from the services performed on behalf of the AerCo Group, and shall in particular (but without limiting the foregoing) (a) keep and maintain records and documents relating to the Aircraft Assets and its activities as Servicer hereunder separate from those relating to its Own Business and (b) ensure that all third parties who from whom money will become due to AerCo Group will be required to make the relevant payments into the accounts required under this Agreement and the Indenture and shall use all commercially reasonable endeavors to ensure that such payment directions are complied with; but if notwithstanding such endeavors any payments are received in an account of an AerFi Group company, the Servicer shall comply with the provisions of Section 5.08(b) of this Agreement in relation thereto.

                  (iii) The Servicer shall under no circumstances during the term of this Agreement pledge the credit of, or suggest to third parties that it is acting on behalf of, any member of the AerCo Group in connection with the Servicer's Own Business.

                  (iv) The Servicer shall not pledge its own credit for any amounts due by AerCo or members of the AerCo Group (but this paragraph (iv) shall not restrict the Servicer from discharging amounts due in connection with the Aircraft Assets for which the Servicer is entitled to be reimbursed by AerCo Group under this Agreement).

                  (v) Subject to the Servicer's obligations having regard to relevant accounting regulations, the Servicer shall at no time represent or suggest to any third party that it forms part of the AerCo Group, that any member of the AerCo Group forms part of the AerFi Group, or that the Servicer or any member of the AerFi Group has any title to or interest in the Aircraft Assets.

If, notwithstanding the foregoing, the Servicer shall not have contracted for or otherwise obtained any goods and services from third party providers in connection with the Services in the name of or as disclosed agent for AerCo or the relevant Subsidiary, as the case may be, the Servicer shall use commercially reasonable efforts to cause AerCo or the relevant Subsidiary, as the case may be, to be in a position to have direct recourse against any such third party provider providing goods and services for AerCo or the relevant Subsidiary, as the case may be, for any breaches by such third party provider related to the provision of such goods and services. Any third party provider discount or rebate related directly or indirectly to the Aircraft Assets shall be made available to AerCo Group.

          (b) AerCo and the Servicer acknowledge that each Person within AerCo Group has appointed the Administrative Agent to undertake certain functions on its behalf to the extent set out in, and subject to the terms of, the Administrative Agency Agreement. Accordingly, unless earlier notified in writing by AerCo that the Administrative Agent's appointment to act on behalf of AerCo has been revoked or terminated, the Servicer agrees to liaise with the Administrative Agent in respect of those matters for which the Administrative Agent has responsibility under the Administrative Agency Agreement; provided that nothing in this Section 2.01(b) shall permit the Administrative Agent to issue any instructions or directions to the Servicer (other than by transmitting instructions or directions of the Board of Directors) or detract from the provisions of Section 2.02(b).

          (c) AerCo has advised the Servicer that the Cash Manager has been appointed to perform certain cash management services on behalf of AerCo Group in accordance with the terms of the Cash Management Agreement. In connection with the performance of the Services required to be performed by the Servicer pursuant to Sections 6.01, 6.02 and 6.03 of Schedule 2.02(a) to this Agreement, the Servicer shall in all cases be entitled to rely on instructions (or other actions) of the Cash Manager as regards those matters delegated to the Cash Manager pursuant to the Cash Management Agreement unless earlier notified in writing by AerCo that the Cash Management Agreement has been terminated, in which case the Servicer shall be entitled to rely upon the instructions (or other actions) of AerCo or the Administrative Agent in accordance with Section 2.01(b). The Servicer shall not be liable to any Person within AerCo Group or any other Person for any action taken or omission to act in accordance with instructions (or other actions) of the Cash Manager for purposes of Sections 6.01, 6.02 and 6.03 of Schedule 2.02(a).

          (d) AerCo, at its sole option, may appoint the Servicer to provide Services under the terms of this Agreement to any aircraft or engines additional to the Offering Memorandum Aircraft acquired by AerCo and its Subsidiaries after the Start Date.

          (e) In this Section 2.01, references to the Servicer's "OWN BUSINESS" are to the business(es) carried on by debis AirFinance B.V. and its subsidiaries, including any business of providing services to other parties (not being members of AerCo Group), other than any business consisting of the provision of services to members of AerCo Group under this Agreement, the Administrative Agency Agreement and the Cash Management Agreement.

          SECTION 2.02. Services. (a) The services to be provided by the Servicer in respect of the Aircraft Assets (the "SERVICES") are as set forth in
Schedule 2.02(a).

          (b) In connection with the performance of the Services, except where discretion has been given to the Servicer under this Agreement, the Servicer shall in all cases only be obliged to act upon, and shall be entitled to rely on, the instructions, directions or other actions of AerCo or the Administrative Agent or, if applicable as set out in Section 2.01(c) above, the Cash Manager on behalf of AerCo Group. The Servicer shall not be liable to any of AerCo, the Subsidiaries or any other Person for any action taken by the Servicer, or which the Servicer omitted to take, in accordance with such instructions, directions or other actions.

          (c) References in this Agreement (including the Schedules) to notifications to, and directions, consents, agreements and approvals of, AerCo are to be construed, except where expressly stated otherwise, as references to notifications to, and directions, consents, agreements and approvals of, the Directors and not of any agent of AerCo.

         SECTION 2.03. Compliance with Applicable Laws. Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to take or refrain from taking any action which would violate any Applicable Law.



                                    ARTICLE 3

                     STANDARD OF CARE; CONFLICTS OF INTEREST

         SECTION 3.01. Standard of Care. The Servicer shall use reasonable care and diligence at all times in the performance of the Services as if it were the owner of the Aircraft Assets (subject to the terms and conditions of this Agreement and the Indenture) and at all times in a manner at least consistent with customary commercial practice of a prudent international aircraft lessor in the management, servicing and marketing of commercial jet aircraft and related assets (the "STANDARD OF CARE").

         SECTION 3.02. Conflicts of Interest. (a) Each of AerCo and the Subsidiaries acknowledges and agrees that: (i) in addition to managing, servicing and marketing the Aircraft Assets under this Agreement, the Servicer may manage, service or market and shall be entitled to manage, service or market from time to time, the separate assets and businesses of the Servicer, its Affiliates and third parties ("OTHER ASSETS"); (ii) nothing in this Agreement will prevent the Servicer from carrying on its normal investment banking, advisory or aircraft or lease management businesses; (iii) notwithstanding 3.02(b) below, in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of AerCo on the one hand and the various entities to whom it provides management, servicing or marketing services and with respect to the various assets it may own or in respect of which it provides management, servicing or marketing services on the other hand; and (iv) the Directors of AerCo have approved the transactions contemplated by this Agreement and desire that such transactions be consummated and, in giving such approval, the Directors of AerCo have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services in accordance with the Standard of Care and, to the extent applicable, the Conflicts Standard.

          (b) If conflicts of interest arise regarding the management, servicing or marketing of (i) a particular Aircraft Asset, on the one hand, and another Aircraft Asset, on the other hand, or (ii) any Aircraft Assets, on the one hand, and Other Assets, on the other hand, the Servicer shall (A) notify AerCo as provided in Section 3.02(c), and (B) perform the Services in good faith and to the extent (i) such Aircraft Assets or (ii) such Aircraft Asset and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular Services to be performed, the Servicer shall not discriminate among such Aircraft Assets or between such Aircraft Assets and such Other Assets, respectively, on an unreasonable basis (the standard set forth in this Section 3.02(b) shall be referred to collectively as the "CONFLICTS STANDARD").

          (c) If the Servicer determines in good faith that a conflict of interest exists with AerCo then, as soon as practicable after becoming aware of the conflict of interest, the Servicer shall inform AerCo of the existence of the conflict of interest and shall promptly propose to AerCo a method of resolving the conflict of interest, including one or more of the following: (i) a proposal to disregard the conflict of interest on the basis of lack of materiality; (ii) an agreement by the Servicer to give preference to the particular Aircraft Asset; (iii) a proposal to form separate teams within the Servicer and its Affiliates which will act at all times at arm's length and each of which will be bound by a strict duty of confidentiality towards its respective client; or (iv) a proposal that the Servicer withdraw from acting as Servicer with respect to the negotiation of the issue giving rise to such conflict of interest regarding the particular Aircraft Asset and that AerCo appoint an independent representative (the "INDEPENDENT REPRESENTATIVE") to act on behalf of AerCo with respect thereto. If AerCo does appoint an Independent Representative, the Servicer will not receive fees pursuant to Section 9.02 or
9.03 in respect of the Aircraft Asset or Aircraft Assets giving rise to such conflict of interest for so long as such Independent Representative is engaged. The Independent Representative's fee will be paid by AerCo.

          (d) If AerCo does not find one of the Servicer's proposed resolutions of the conflict to be acceptable, then AerCo may propose an alternative method of resolution to the Servicer. If the conflict cannot be resolved to the satisfaction of AerCo in its sole discretion after negotiation in good faith with the Servicer, then AerCo shall in accordance with Section 10.02(a) be entitled to terminate this Agreement in respect of such Aircraft Asset.

          (e) The Directors of AerCo, by a Special Board Resolution, shall be entitled to seek independent advice and to appoint an independent representative in connection with the provision of the Services by the Servicer hereunder, including in connection with any conflict of interest or any potential conflict of interest.

         SECTION 3.03. Standard of Liability. (a) The Servicer shall not be liable to AerCo or any of the Subsidiaries or any other Person under any circumstances for any Losses directly or indirectly arising out of, or in connection with or related to: (i) an Aircraft Asset being sold, leased or purchased on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of a commercial decision or recommendation of the Servicer in accordance with the Standard of Care; (ii) the Servicer's obligation to apply the Conflicts Standard in respect of its performance of the Services, except, in either of case (i) or (ii), where such Losses are finally adjudicated to have been caused directly by the negligence, recklessness, wilful misconduct or fraud of the Servicer or any Servicer Representative; (iii) the ownership, operation, maintenance, acquisition, leasing, financing, refinancing or sale of any of the Aircraft Assets, or any action or failure to act on the part of any Person at any time, prior to the effectiveness of this Agreement; (iv) any action taken, limited or terminated by the Servicer in accordance with the instructions of AerCo pursuant to Section 7.02 of this Agreement, or as contemplated by this Agreement, the instructions of the Cash Manager or the Administrative Agent; (v) a refusal by AerCo or any of the Subsidiaries to take any action recommended by the Servicer; or (vi) the gross negligence, recklessness, fraud or wilful misconduct of any person within AerCo Group.

          (b) The Servicer shall indemnify, reimburse and hold harmless AerCo and the Subsidiaries on an After-Tax Basis in accordance with the provisions of
Article 11 for any Loss arising as a result of the performance of any of the Services where (i) such Loss is finally adjudicated to have been caused directly by the negligence, recklessness, fraud or wilful misconduct of the Servicer or any of its Affiliates or any Servicer Representative in respect of its obligations to apply the Standard of Care or the Conflicts Standard in connection with the performance of the Services; or (ii) such Loss is finally adjudicated to have directly resulted from a breach by the Servicer of the express terms and conditions of this Agreement; provided that the Servicer's obligation to indemnify under this Agreement shall be limited to an aggregate amount equal to the greater of (x) 2.5% of the Initial Appraised Value for all Aircraft and (y) $20,000,000 with respect to any and all Losses (except for those Losses that result from fraud on the part of the Servicer). The parties agree that under no circumstances shall the foregoing provision provide for or permit any duplicative payment to or recovery by AerCo Group. In the event that the Servicer shall have made an indemnity payment with respect to a Loss to AerCo or a Subsidiary and any member of AerCo Group subsequently is paid or otherwise recovers an amount in respect of such Loss from any other person, then AerCo shall repay such amount to the Servicer.

          (c) The liability standards set forth in this Section 3.03 shall be the "STANDARD OF LIABILITY").

         SECTION 3.04. Waiver of Implied Standard. Except as expressly stated above in this Article 3, all other warranties, conditions and representations, express or implied, statutory or otherwise, arising under U.S. Federal, New York, Jersey, Channel Islands, Irish or other Applicable Law in relation to either the skill, care, diligence or otherwise in respect of any service to be performed hereunder or to the quality or fitness for any particular purpose of any goods are hereby excluded and the Servicer shall not be liable in contract, tort or otherwise under U.S. Federal, New York, Jersey, Channel Islands, Irish or other Applicable Law for any loss, damage, expense or injury of any kind whatsoever, arising out of or in connection with the Services to be supplied pursuant to this Agreement or any goods to be provided or sold in conjunction with such Services.



                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Each of AerCo and each Subsidiary jointly and severally represents and warrants to the Servicer as follows:

         SECTION 4.01. Aircraft Assets. Schedule 4.01 contains a true and complete list of all Aircraft Assets, the Initial Appraised Value of each Aircraft and the Person within AerCo Group that owns directly or indirectly such Aircraft Asset (or, in the case of the Offering Memorandum Aircraft, the AerFi company whose stock is contemplated by the Offering Memorandum to be acquired by AerCo on or following the Closing Date and which has contracted to acquire such Offering Memorandum Aircraft), in each case as of the date hereof. Except as set forth on Schedule 4.01 or as disclosed in the Offering Memorandum, each Person listed within AerCo Group as an owner of the Aircraft Asset on Schedule 4.01 has good and marketable title to such Aircraft Asset, free and clear of all liens other than Permitted Encumbrances. On the Start Date, AerCo will provide to the Servicer an amended Schedule 4.01 to reflect the Aircraft Assets, the Initial Appraised Value of each Aircraft and the Person within AerCo Group that owns such Aircraft Asset, in each case as of the Start Date and will be deemed thereby to represent that each Person listed within AerCo Group as an owner of the Aircraft

Asset on such amended Schedule 4.01 has good and marketable title to such Aircraft Asset, free and clear of all liens, other than Permitted Encumbrances.

         SECTION 4.02. Aircraft Assets Related Documents. Each Aircraft Assets Related Document provided to the Servicer on or about the Start Date is (or at the time of such delivery will be) in full force and effect and a legal, valid and binding agreement of the Person in AerCo Group, whether such Person became or becomes a member of AerCo Group prior to, on or after the Closing Date, that is a party thereto and, to the best knowledge of such Person within AerCo Group, each such other party thereto, and is (or at the time of such delivery will be) enforceable against such Person within AerCo Group that is a party thereto and, to the best knowledge of such Person within AerCo Group, against each such other party thereto in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general equity principles. To the best knowledge of AerCo after due inquiry (it being understood that such due inquiry shall consist of a review of the Aircraft Assets Related Documents obtained by AerCo and the Subsidiaries from the previous servicer of the Initial Aircraft), none of the Aircraft Assets Related Documents listed on Schedule 4.02 or subsequently delivered to the Servicer has been modified, amended or terminated except as disclosed therein. To the best knowledge of AerCo after due inquiry (it being understood that such due inquiry shall consist of a review of the Aircraft Assets Related Documents obtained by AerCo and the Subsidiaries from the previous servicer of the Initial Aircraft), except as set forth in the Aircraft Assets Related Documents with respect to specific potential defaults, each Person within AerCo Group (and each predecessor-in-interest of any Person) has performed or is performing all material obligations required to be performed by it under the applicable Aircraft Assets Related Documents and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder and, to the best knowledge of AerCo, no other party to any of the Aircraft Assets Related Document is or at the time of the delivery of such Aircraft Assets Related Document to the Servicer will be (with or without notice or lapse of time or both) in breach or default in any material respect thereunder.

         SECTION 4.03. Accounts and Cashflow. Schedule 4.03 hereto sets forth a true and complete list as of the date hereof of all AerCo Group's bank or other similar accounts relating to the Aircraft Assets. On the Start Date, AerCo will provide to the Servicer a revised Schedule 4.03 to reflect all AerCo Group's bank or other similar accounts relating to the Aircraft Assets as of the Start Date.

         SECTION 4.04. Organization and Standing. (a) Each Person in AerCo Group, whether such Person became or becomes a member of AerCo Group prior to, on or after the Closing Date, is or when it becomes a member of the AerCo Group will be, a corporation, limited liability company or business trust, as applicable, duly organized and validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it is legally organized and possesses all franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted except for such jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a material adverse effect on the ability of such Person within AerCo Group or the Servicer to perform their respective obligations under this Agreement. Appendix A sets forth a true and complete list as of the date hereof of each Person within AerCo Group, the jurisdiction in which each such Person within AerCo Group is legally organized, and its officers, directors and shareholders. On the Start Date, AerCo will provide to the Servicer a revised Appendix A to reflect each Person within AerCo Group, the jurisdiction in which each such Person within AerCo Group is legally organized, and its officers, directors and shareholders, in each case as of the Start Date.

          (b) Each Person within AerCo Group is duly qualified to do business as a foreign corporation, limited liability company or business trust, as applicable, in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification, except for such jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a material adverse effect on the ability of such Person within AerCo Group or the Servicer to perform their respective obligations under this Agreement.

          (c) No Person within AerCo Group is subject to any actual or, to the best of its knowledge, contingent liability that could individually or in the aggregate (i) have a material adverse effect on the ability of such Person within AerCo Group or the Servicer to perform their respective obligations under this Agreement or (ii) materially adversely affect the ownership, operation, leasing, financing, refinancing or sale of any Aircraft Asset.

         SECTION 4.05. Authority. (a) Each of AerCo and each other Person within AerCo Group which is a party to an Operative Agreement has all requisite power and authority to execute each Operative Agreement to which it is or will be a party and to consummate the transactions and to perform its obligations contemplated thereby. All corporate acts and other proceedings required to be taken by each Person within AerCo Group to authorize the execution, delivery and performance of each Operative Agreement to which it is or will be a party and the consummation of the transactions and the performance of its obligations contemplated thereby have been on or before the date of entering into the relevant Operative Agreements or will have been duly and properly taken.

        (b) Each of the Operative Agreements to which each Person within AerCo Group is or will be a party has been or will be duly and validly executed and delivered by such Person, as applicable, and each such Operative Agreement is, or upon such execution and delivery will be, a legal, valid and binding obligation of such Person, as applicable, and enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general equity principles.

         SECTION 4.06. No Conflicts. Neither the execution and delivery of any Operative Agreement with respect to which any Person within AerCo Group is a party nor the consummation of the transactions contemplated thereby or the performance by any Person within AerCo Group of any of its obligations thereunder will (i) violate any provision of the constituent documents of any such Person within AerCo Group, (ii) violate any order, writ, injunction, judgment or decree applicable to any Person within AerCo Group or any of their respective properties or assets, (iii) violate in any material respect any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, warrant or similar instrument or any licence, permit, material agreement or other material obligation to which any Person within AerCo Group or by which any Person within AerCo Group or any of their respective properties or assets may be bound, except such violations, breaches, conflicts or defaults which could not individually or in the aggregate have a material adverse effect on the ability of AerCo Group or the Servicer to perform their respective obligations under this Agreement. No action, consent or approval by or filing with any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by any Person within AerCo Group of the Operative Agreements to which it is a party or the consummation by any Person within AerCo Group of the transactions contemplated thereby which has not already been obtained.

         SECTION 4.07. Compliance with Applicable Laws. (a) Each of AerCo and each other Person within AerCo Group and their respective properties, assets, operations and businesses have been operated and are in compliance with all Applicable Laws and any filing requirements relating thereto, except where any non-compliance could not individually or in the aggregate have a material adverse effect on the ability of AerCo Group or the Servicer to perform their respective obligations under this Agreement.

          (b) Each of AerCo and each other Person within AerCo Group has obtained all permits, licenses and other authorizations which are required with respect to the operation of their respective businesses and the ownership of their respective assets and properties under all Applicable Laws, other than any permits, licenses or authorizations which the failure to obtain could not individually or in the aggregate have a material adverse effect on the ability of AerCo Group or the Servicer to perform their respective obligations under this Agreement. Each Person within AerCo Group is in compliance with all terms and conditions of such permits, licenses and authorizations, except where any non- compliance could not individually or in the aggregate have a material adverse effect on the ability of AerCo Group or the Servicer to perform their respective obligations under this Agreement.



                                    ARTICLE 5

                              SERVICER UNDERTAKINGS

         SECTION 5.01. Staff and Resources. The Servicer shall employ or otherwise engage such staff (including in-house legal staff) and maintain such supporting resources as the Servicer shall reasonably deem necessary, both in number and in quality, to enable the Servicer to perform the Services in accordance with the terms of this Agreement.

         SECTION 5.02. Access. The Servicer at such times as AerCo may reasonably request shall grant to AerCo Group and its agents (including auditors):

          (a) "READ ONLY" (including by way of hard copy) and reporting access regarding the Servicer's management information systems, but only to that part of such systems that relates to the Aircraft Assets and AerCo Group's business;

          (b) access to the related programs for review and testing purposes only; and

          (c) access to the ledgers, documents and other records related to the Aircraft Assets or AerCo Group's business (copies of which AerCo Group shall be entitled to take) and to officers and employees of the Servicer, to enable AerCo Group to monitor the performance by the Servicer under this Agreement and otherwise for the purposes of AerCo Group's business.

         SECTION 5.03. Compliance with Law. The Servicer shall, in connection with the performance of the Services, comply in all material respects with all laws, rules and regulations applicable to the Servicer and with the laws, rules and regulations of Jersey, Channel Islands, Ireland, the Netherlands and the United States and other Governmental Authorities applicable to the Aircraft Assets and, where applicable, the relevant Person within AerCo Group; provided, however, that this Section 5.03 shall not limit the obligation of the Servicer to monitor the performance of the obligations of Lessees under the Leases as set forth in
Article 1 of Schedule 2.02(a).

         SECTION 5.04. Commingling. The Servicer shall not commingle with its own funds any funds of any Person within AerCo Group.

         SECTION 5.05. Notes Offering. (a) The Servicer agrees to use commercially reasonable efforts to cooperate, in its capacity as Servicer, with AerCo and its Affiliates in connection with the public or private offering and sale after the date hereof of any securities of AerCo or any of its Affiliates (a "NOTES OFFERING") including participation in preparation of any offering memorandum, prospectus or other offering materials (but assuming no responsibility for the preparation, form or content thereof, provided, however, that the Servicer will assume responsibility for the content of any information therein provided by the Servicer regarding it), participating, on reasonable notice and with representatives of AerCo, in customary marketing activities relating to a Notes Offering solely in the Servicer's capacity as Servicer of the Aircraft Assets (including road shows and investor meetings); attending, on reasonable prior notice, all meetings with rating agencies relating to any Notes Offering; providing AerCo and its Affiliates, underwriters, rating agencies and other advisors with reasonable opportunities to conduct legal and business due diligence with respect to the Servicer and its provision of Services and with respect to the Aircraft Assets and Leases (including, for this purpose any future lease) including providing, to the extent that such data is in the Servicer's possession or within its knowledge, any historical Lease and Aircraft Assets related data, including access to and information regarding all Leases for due diligence purposes; procuring, at AerCo's expense, opinions of counsel with respect to matters requested by the rating agencies and relating to the Aircraft Assets, Leases and related documents and related collateral and payments thereunder; assisting with respect to the preparation of financial statements for AerCo Group; and (to the extent that such data is in the Servicer's possession or within its knowledge) providing, reviewing and, if the Servicer so chooses, commenting on information regarding the Aircraft Assets and provision of Services for inclusion in any offering memorandum, prospectus or other offering document or any periodic report required to be filed or furnished by AerCo with or to the United States Securities and Exchange Commission (the "SEC") or any other Governmental Authority (any such document or report, a "DISCLOSURE DOCUMENT"). The Servicer also shall provide information regarding the Servicer for inclusion in any Disclosure Document and shall provide customary indemnities against material misstatements or omissions with respect to such information regarding the Servicer; provided that AerCo agrees that the Servicer has the right to approve any information in any Disclosure Document relating to the Servicer or any Affiliate thereof and that AerCo will not permit the inclusion in any Disclosure Document of (i) any financial statements or financial data relating to the Servicer or any Affiliate thereof, (ii) any performance or related data with respect to the Servicer's management of (y) aircraft directly or indirectly owned by AerCo (it being understood that such data shall not include financial or other data relating to the Aircraft Assets, the Leases and the Lessees where the principal purpose for including such data in the Disclosure Document is not to provide a measurement or other assessment of the Servicer's performance in managing the Aircraft Assets) or (z) any other Person's aircraft or other assets or (iii) information relating to aircraft that do not comprise Aircraft Assets which are owned or managed by the Servicer or any of its Affiliates (except and to the extent that the quantities and types of aircraft currently owned or managed by the Servicer are disclosed in summary form, which summary shall be subject to the prior approval of the Servicer), except, in the case of clauses (ii) and (iii), to the extent reasonably required by the SEC or other Governmental Authority or otherwise under Applicable Law; provided that, before including any such information so required, AerCo shall have used commercially reasonable efforts to have (or to have caused its Representatives to have) such requirement withdrawn or otherwise satisfied and to limit the information required to be included. AerCo also will provide the Servicer with copies of, and an opportunity to review and comment on, marketing materials produced in connection with any Notes Offering. AerCo will not distribute any such marketing materials or disseminate the information contained therein, where such materials or information includes information relating to the Servicer or any of its Affiliates, without the Servicer's prior written consent, which consent shall not be unreasonably withheld.

          (b) AerCo agrees that it will not submit to any rating agency any materials relating to the Servicer or any of its Affiliates without the Servicer's prior written consent, which consent shall not be unreasonably withheld.

          (c) AerCo acknowledges and agrees that neither the Servicer nor any of its Affiliates will be a party to any underwriting agreement or any letter to, representation to, indemnity or other agreement with, any underwriter in connection with any Notes Offering, and shall not assume any responsibility for any information set forth in any Disclosure Document related thereto except for information provided by the Servicer regarding the Servicer.

          (d) Except to the extent required by law, AerCo agrees, and shall cause each other Person within AerCo Group to agree, not to issue any press release or make any other public announcement relating to the Servicer or any of its Affiliates and their respective involvement in any Notes Offering without the Servicer's prior written consent, which consent shall not be unreasonably withheld. In the event a press release or other public announcement is required by law, AerCo shall consult with the Servicer prior to issuing or making any such press release or public announcement to the extent that any such press release or public announcement relates to the Servicer or any of its Affiliates and their respective involvement in any Notes Offering.

          (e) Neither the Servicer nor any of its Affiliates shall be required to sign any registration statement (or any similar document) in connection with any Notes Offering or to take any other action that could reasonably be expected to result in the Servicer or any of its Affiliates being or being deemed to be a "control person" with respect to the applicable issuer of any securities issued in connection with any such financing transaction under applicable securities laws in connection with any such financing or an "underwriter" of any such securities. The obligations of the Servicer under this Section 5.05 shall be subject to the reasonable satisfaction of the Servicer with all the terms and conditions of the applicable Notes Offering that relate to the Servicer or any of its Affiliates including the customary indemnities in favor of the Servicer and its Affiliates.

          (f) At the request of the Servicer, AerCo agrees to request that its legal, accounting and other technical advisors include the Servicer and such Affiliates of the Servicer as the Servicer may designate as addressees of any opinions and/or comfort letters being provided to AerCo in connection with any Notes Offering.

          (g) In the case of any Notes Offering, none of the Servicer, its Affiliates or its Representatives shall have any liability for, and AerCo and the Subsidiaries jointly and severally shall hold, and shall cause each other Person, if any, for whom a Notes Offering was conducted to hold, the Servicer, its Affiliates and its Representatives harmless from, and indemnify on an After-Tax Basis, the Servicer, its Affiliates and its Representatives against, any and all Losses that may be imposed on, incurred by or asserted against (including with respect to any such claims, suits, actions or proceedings by third parties, including the underwriters and purchasers of any securities issued in connection with any such Notes Offering) the Servicer, its Affiliates or its Representatives directly arising out of, in connection with or related to the Servicer's performance of the obligations set forth in this Section 5.05 with respect to any Notes Offering (except to the extent, but only to the extent, of any such Losses directly arising out of, in connection with or related to the content of any information in any offering memorandum or prospectus provided by the Servicer in writing expressly for use therein regarding the Servicer). The joint and several obligations of AerCo and the Subsidiaries under this Section 5.05(g) shall be in addition to any liability that such Persons may otherwise have to the Servicer, its Affiliates or its Representatives and shall not be limited or reduced with respect to the Servicer, its Affiliates or its Representatives by any other rights to indemnification that may be available to the Servicer, its Affiliates or its Representatives.

         (h) The provisions of this Section 5.05 relate to the Servicer solely in its capacity as such and not in any other capacity.

         (i) The Servicer agrees to notify AerCo promptly of a proposed Change of Control of which it has actual knowledge and to cooperate with AerCo in notifying the credit rating agencies then rating the Notes of such proposed Change of Control. AerCo undertakes to notify such rating agencies thereof as promptly as practicable after receipt of any such notice from the Servicer.

         SECTION 5.06. Performance Objectives. The Servicer will perform the Services in a manner that is intended to be consistent with maximizing the present value of the cash flows derived from the lease or sale of the Aircraft over time, subject to the constraints imposed by the Indenture and this Agreement and by seeking to achieve a balanced and diversified portfolio (including with respect to lessees, geography and lease expiries), in all cases taking into account the then- existing and anticipated market conditions affecting the operating lease of used aircraft and the commercial aviation industry generally (the "PERFORMANCE OBJECTIVES").

         SECTION 5.07. Management. The Servicer warrants that it is not under any obligation to a third party owner or lessor of aircraft to give preference to such aircraft in the management or remarketing of such aircraft over any Aircraft Assets.

         SECTION 5.08. Limitations. (a) Notwithstanding any other provision of this Agreement, the Servicer shall not be obligated either initially or on a continuing basis to provide any Person within AerCo Group or any of their respective Representatives any confidential or proprietary information regarding the Servicer's or any of its Affiliates' business or the business or finances of any Person, other than any Person within AerCo Group, whose assets it manages from time to time.

          (b) The relationship of the Servicer is an agency relationship and, except in relation to any money erroneously received by the Servicer into any of the Servicer's or any of its Affiliates' bank accounts on behalf of any Person within AerCo Group, which the Servicer will hold in trust for such Person and deposit into one or more accounts in accordance with the instructions of the Cash Manager as soon as reasonably practicable, neither the Servicer nor any of its Affiliates or Representatives shall be under any fiduciary duty or other implied obligation or duty to any Person within AerCo Group or any holder of any equity or debt security issued by any Person within AerCo Group, any Lessee or any other Person arising out of this Agreement.

         SECTION 5.09. Location of Performance of Services. The Servicer shall manage and control the performance of the Services exclusively from within Ireland. In this regard, the Servicer shall in no event (1) execute any letter of intent, new lease agreement, amendment to an existing lease or any agreement in respect of a sale of an Aircraft Asset outside Ireland (except pursuant to a specific power of attorney issued on a case-by-case basis in Ireland), or (2) make any material Operational Decision outside Ireland. For the purpose of this
Section 5.09, an "OPERATIONAL DECISION" is any decision with respect to (a) a new lease or an amendment to a lease that concerns (i) lease rental, (ii) lease term, (iii) the amount of security deposits and maintenance accruals, or (iv) the terms of delivery and redelivery conditions, or (b) the sale of Aircraft Assets. The Servicer shall adopt operating guidelines (as adopted from time to time, the "OPERATING GUIDELINES") to carry out the purpose of this Section 5.09. The Servicer shall provide a copy of its Operating Guidelines to AerCo for approval. Nothing in this Section 5.09 shall in any way entitle the Servicer to make any Operational Decision unless permitted under Section 7.05 hereof.



                                    ARTICLE 6

                   UNDERTAKINGS OF AERCO AND THE SUBSIDIARIES

         SECTION 6.01. Cooperation. Each of AerCo and the Subsidiaries shall at all times reasonably cooperate with the Servicer to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney or other required documentation as may be reasonably necessary or appropriate to perform the Services.

         SECTION 6.02. No Representation with Respect to Third Parties. Each of AerCo and the Subsidiaries agrees that as between the Servicer in its capacity as such, on the one hand, and any Person within AerCo Group, on the other hand, no representation is made as to the financial condition and affairs of any Lessee of, or purchaser of, any Aircraft Asset or any vendor or supplier utilized by the Servicer in connection with its performance of the Services.

         SECTION 6.03. Related Document Amendments. Each of AerCo and the Subsidiaries shall not take any action that would increase in any material respect the scope, nature or level of the Services to be provided under this Agreement or that would affect the Servicer's rights, obligations or liabilities (or potential liabilities) under this Agreement or with respect to the Cash Management Agreement or otherwise, in each case without the Servicer's prior written consent.

         SECTION 6.04. Other Services. Except as provided in this Agreement without the prior written consent of the Servicer, AerCo and the Subsidiaries shall not:

         (a) enter into, or cause or permit any Person (other than the Servicer) to enter into on their behalf, any transaction for the lease or sale of any Aircraft Asset in respect of which the Servicer is at such time performing Services; or

         (b) employ any Person other than the Servicer to perform any of the Services.

         SECTION 6.05. Ratification. Each of AerCo and the Subsidiaries hereby ratifies and confirms and agrees to ratify and confirm whatever the Servicer does in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Servicer under the terms of this Agreement.

         SECTION 6.06. Execution, Amendment, Modification or Termination of Aircraft Assets Related Documents. No later than ten Business Days after the date that (i) any agreement, instrument or other document becomes an Aircraft Assets Related Document or (ii) any Aircraft Assets Related Document shall have been amended, modified or terminated, AerCo shall deliver written notice thereof to the Servicer together with (A) in the case of any newly executed Aircraft Assets Related Document, a true and complete copy of such Aircraft Assets Related Document, a list of all Aircraft Assets to which it relates and a description, in reasonable detail, of the relevance of such Aircraft Assets Related Document to such assets or (B) in the case of any amendment, modification or termination, a true and complete copy of the agreement, instrument or other document as so amended, modified or terminated; provided however, that such notice or such document shall not be required to be delivered if the Servicer was substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document. The Servicer shall not be obligated to perform any Services with respect to or in accordance or connection with any Aircraft Assets Related Document or any amendment, modification or termination thereof unless and until AerCo shall have provided it with a copy thereof in accordance with the foregoing sentence.

         SECTION 6.07. AerCo Group Accounts and Cash Arrangements. AerCo shall promptly notify the Servicer of any new bank or similar account established by or on behalf of AerCo or any of the Subsidiaries or otherwise relating to the Aircraft Assets and of any such account relating to any Aircraft Assets that become Aircraft Assets after the date of this Agreement and the closing of any such account. No Person within AerCo Group shall modify any arrangement with respect to any bank or similar account or the flow of cash in connection with the Aircraft Assets other than in accordance with the Cash Management Agreement.

         SECTION 6.08. Notification of Bankruptcy. If any of AerCo or the Subsidiaries shall consider taking any action to:

          (a) file any petition or application, commence any proceeding, pass any resolution or convene a meeting with respect to itself or any of its Affiliates under any Jersey, Irish, United States Federal, State or foreign or international law relating to the appointment of a trustee in bankruptcy, liquidator or receiver with respect to any of AerCo or the Subsidiaries or over the whole or any part of any properties or assets of any of AerCo or the Subsidiaries or any bankruptcy, reorganization, compromise arrangements or insolvency of any of AerCo or the Subsidiaries; or

          (b)   make an assignment for the benefit of its creditors generally;

then AerCo shall notify the Servicer, to the extent practicable, of such consideration a reasonable period of time prior to taking any such action, but in any event, prior to taking any such action (it being understood that the foregoing notice requirement shall not be construed to prohibit or restrain the taking of any action described in (a) or (b) above). If any of AerCo or the Subsidiaries becomes aware of the intent or action of any Person (whether a creditor or member of any of AerCo or the Subsidiaries) to appoint a trustee in bankruptcy, liquidator or receiver, AerCo shall promptly notify the Servicer.

         SECTION 6.09. Further Assurances. Each of AerCo and the Subsidiaries agrees that at any time and from time to time upon the written request of the Servicer, that it will execute and deliver such further documents and do such further acts and things as the Servicer may reasonably request in order to effect the purposes of this Agreement.

         SECTION 6.10. Communications. (a) Upon the occurrence of any change in the officers, directors or shareholders of any Person within AerCo Group, AerCo shall provide prompt written notice thereof to the Servicer.

          (b) Each of AerCo and each other Person within AerCo Group shall, and shall cause the Administrative Agent and the Cash Manager to, forward promptly to the Servicer a copy (or, if such communication is oral, notify the Servicer by prompt written notice) of any communication received from any Person which relates to the Services to be provided with respect to any Aircraft Asset.



                                    ARTICLE 7

                       AERCO GROUP RESPONSIBILITY; BUDGETS

         SECTION 7.01. AerCo Group Responsibility. Notwithstanding the appointment of the Servicer to perform the Services and the related delegation of authority and responsibility to the Servicer pursuant to this Agreement, each of AerCo and the Subsidiaries shall remain responsible for all matters related to its business, operations, assets and liabilities.

         SECTION 7.02. Instructions by AerCo Group. If AerCo, by Special Board Resolution, determines that an action being taken by the Servicer under this Agreement is not in the best interests of AerCo Group, then AerCo shall deliver written notice to the Servicer directing the Servicer to limit or terminate such action or to take other action authorized or contemplated by this Agreement (including leases, sales or disposals of any Aircraft Asset) or the applicable Lease which is described in reasonable detail in such notice and, upon receipt of such written notice, the Servicer shall comply with the terms thereof.

         SECTION 7.03. Request for Authority. (a) Subject to Section 7.03(b), if the Servicer wishes to take or approve any action which it is not expressly authorized under this Agreement to take or approve, it shall request authority from AerCo to take or approve the action. The Servicer's request for authority shall be in writing, and shall include a reasonably detailed explanation of the reason for the request. If on or prior to the earlier of (i) the last day for a response by AerCo as specified by the Servicer in its request (being not less than 5 Business Days after the request) or (ii) the day following the next meeting of the Directors following the request, AerCo does not expressly refuse such request and no Referral Notice has issued in respect of it, the Servicer shall be deemed to be authorized in writing to take or to approve such action on behalf of AerCo Group following notification in writing to AerCo of the Servicer's intention to proceed in accordance with its request. For the avoidance of doubt, this Section 7.03 does not permit the Servicer to take or approve any action which it is expressly required not to take or approve under this Agreement.

          (b) If the Servicer reasonably determines that an action to protect the interests of AerCo Group is required before the expiration of the relevant time period specified in Section 7.03(a), then the Servicer shall notify the Directors of such determination and, unless otherwise directed by the Directors and provided no Referral Notice has issued, the action proposed may be deemed to be authorized in writing on behalf of AerCo Group following notification in writing to AerCo of the Servicer's intention to proceed in accordance with its request.

          (c) In relation to each payment required to be made in relation to an Aircraft Asset and not authorized under any other provision of this Agreement, the Servicer will submit a certificate to the Administrative Agent with a copy to the Directors giving reasonable details and confirming that any required authorization for such payment pursuant to this Agreement has been obtained.

          (d) In relation to any proposal, or proposed action, compromise, restructuring or incurring of expenses ("SERVICER PROPOSAL") which is referred or notified to AerCo by the Servicer under Section 7.03(a), 7.03(b) or 7.04(h) of this Agreement, or under Sections 1.01(c)(iv) or 1.05 of Schedule 2.02(a), any Director may issue a notice (a "REFERRAL NOTICE") requiring the relevant matter to be determined by the Board of Directors. If a Referral Notice is issued in relation to a Servicer Proposal, the Servicer Proposal may not be carried out by the Servicer unless it has been approved by the Board of Directors.

         SECTION 7.04. Operating Budget; Aircraft Asset Expenses Budget. (a) AerCo, on behalf of AerCo Group, shall adopt with respect to the Initial Periods, each one Year period (a "ONE YEAR PERIOD") and each three Year period (a "THREE YEAR PERIOD" and, together with a One Year Period, each a "PERIOD") during the term of this Agreement, the following projected budgets which are to be prepared by the Administrative Agent on behalf of AerCo.:

               (i) a separate lease operating budget with respect to the Aircraft Assets distinguishing between cash and non-cash items (an "OPERATING BUDGET"); and

               (ii) a separate budget with respect to Aircraft Asset Expenses related to the Aircraft Assets distinguishing between cash and non-cash items (an "ASSET EXPENSES BUDGET").

          (b) The initial Operating Budget for the period of one year from the Start Date (the "ONE YEAR INITIAL PERIOD") and for the three year period thereafter (the "THREE YEAR INITIAL PERIOD" and, together with the One Year Initial Period, the "INITIAL PERIODS"), and the initial Asset Expenses Budget for the One Year Initial Period and the Three Year Initial Period shall be substantially in the forms attached hereto as Schedule 7.04(b)(1) and Schedule 7.04(b)(2) (the "INITIAL APPROVED BUDGETS"). The format for the Operating Budget and Asset Expenses Budget for future Years may be modified by AerCo with the consent of the Servicer, which consent shall not be unreasonably withheld.

          (c) Operating Budgets and Asset Expenses Budgets for each Period during the term of this Agreement shall be adopted by AerCo Group in accordance with Section 7.04(a).

          (d) The Servicer shall use reasonable commercial efforts to manage the Aircraft Assets in accordance with this Agreement so as to achieve the Initial Approved Budget and the Approved Budget for any Period; provided that the Servicer shall have no liability for any Losses that may be imposed on, incurred by or asserted against any Indemnified Party arising out of a failure by the Servicer to achieve either the Initial Approved Budgets or the Approved Budget for any Period.

          (e) In respect of each Period during the term of this Agreement after the Initial Periods, the Administrative Agent shall prepare, and deliver to AerCo for its consideration no later than 30 days immediately preceding the commencement of each Year, a proposed Operating Budget and a proposed Asset Expenses Budget for such Period together with reasonably detailed supporting information and the assumptions underlying such proposed Operating Budget and Asset Expenses Budget. The proposed Operating Budget and Asset Expenses Budget for each Year shall, if approved by AerCo, supercede prior Years' budgets.

          (f) In connection with AerCo's consideration of such proposed Operating Budget and Asset Expenses Budget for each Period, the Servicer shall provide AerCo and the Administrative Agent, not later than 90 days immediately preceding the commencement of each Year, information on a monthly basis in a form to be agreed relating to (i) Aircraft lease rates, (ii) Aircraft downtime,
(iii) direct technical expenditures (including any costs to be capitalized) relating to the Aircraft Assets, (iv) indirect costs relating to insurance, legal, consulting and other similar expenses and (v) such other Aircraft Assets expense-related information (including, in the case of the Asset Expenses Budget for any One Year Period, an estimate of the Technical Management Expenses to be incurred during such Period (such estimate, the "TECHNICAL MANAGEMENT EXPENSES RESERVE AMOUNT")) as may be reasonably required to prepare such budgets, in each case including the assumptions relating thereto. The Servicer will cooperate in good faith with the Administrative Agent to answer the Administrative Agent's inquiries with respect to the above items and other items in connection with preparation of the Operating Budget and the Asset Expenses Budget. The Administrative Agent shall prepare such proposed Operating Budget and Asset Expenses Budget and shall, where reasonable, incorporate, use and rely upon the information and assumptions provided by the Servicer.

          (g) During the 20-day period following its receipt of the Administrative Agent's proposed Operating Budget and Asset Expenses Budget, AerCo shall consult with the Servicer in good faith regarding the contents of the final Operating Budget and Asset Expenses Budget for each applicable One Year Period and Three Year Period. The Servicer shall have the right to attend and make representations at any meetings of the Directors held for the purpose of considering and approving the final Operating Budget and Asset Expenses
Budget for each applicable One Year Period and Three Year Period. Not later than the 10 days immediately preceding the commencement of each Year, the Board of Directors shall adopt a final Operating Budget and Asset Expenses Budget for each applicable One Year Period and Three Year Period which shall, where reasonable, incorporate, use and rely upon the information and assumptions provided by the Servicer (the "APPROVED BUDGET").

          (h) If at any time the Servicer reasonably believes that the incurrence of any Aircraft Asset Expense is reasonably likely to result in the actual aggregate Aircraft Asset Expenses of the same category as such Aircraft Asset Expense (taking into account all Aircraft Asset Expenses of such category incurred to date) exceeding 120% of the line item amount included in the then applicable Approved Budget for such Year for such category of Aircraft Asset Expenses, the Servicer shall not incur such Aircraft Asset Expense unless 5 Business Days' prior notification to AerCo has been made and AerCo has not determined that such expense should not be incurred and no Referral Notice has issued. In connection with the foregoing, the Servicer may request that the related line item amount included in the then applicable Approved Asset Expenses Budget be increased to the reasonably anticipated level of Aircraft Asset Expenses in such category for the balance of the Period.

          (i) If, at any time during any Period, AerCo, in its reasonable opinion, determines that any Changed Circumstance shall have occurred and be continuing, AerCo may notify the Servicer that such Changed Circumstance has occurred, and AerCo may modify the Approved Budget in a manner reasonably necessary or appropriate to reflect such Changed Circumstance, provided that any such modification shall not become effective unless and until AerCo shall have given the Servicer at least 15 days prior written notice of such modification, provided further that during the 15 day period following the effectiveness of such notice, the Servicer shall have the opportunity to express any objections it may reasonably have to the proposed modification and AerCo shall negotiate in good faith with the Servicer to agree on such modification (it being understood that AerCo shall not be obligated to alter its proposed modification). In addition, if AerCo notifies the Servicer that a Changed Circumstance has occurred, then upon the request of AerCo, the Servicer shall develop, in consultation with AerCo, within the 30 days following such request, an extraordinary plan (an "EXTRAORDINARY PLAN"). The Servicer shall implement such Extraordinary Plan.

          (j) Notwithstanding the foregoing, the Approved Budgets shall not be modified in any manner (including pursuant to an Extraordinary Plan) unless: (i) AerCo Group shall have funds available to satisfy fully any financial obligation that may arise from compliance with such modification; (ii) such modification shall be consistent with, and shall not in any manner reduce, limit or circumscribe, the delegation to the Servicer pursuant to this Agreement of a practicable and workable level of autonomy, authority and responsibility with respect to the performance of the Services; and (iii) such modification shall be consistent with the express terms of this Agreement and any Aircraft Assets Related Document then applicable to any of the Aircraft Assets.

         SECTION 7.05. Transaction Approval Requirements. (a) Consistent with the overall business objectives of AerCo Group with respect to the Aircraft Assets, and with the delegation to the Servicer by AerCo Group of a practicable and workable level of autonomy, responsibility and authority regarding the performance of the Services, the Servicer shall not do any of the following without the express prior written approval of AerCo:

               (i) except as required in accordance with the terms of any Lease existing as of the date hereof, sell (or enter into any agreement to sell or grant any option for a Lessee or any other party to acquire) or otherwise dispose of any Aircraft or any engine;

               (ii) enter into any new Lease (or any renewal or extension of an existing Lease) of an Aircraft Asset if such Lease shall not comply with the covenants of the Indenture (as summarized or set forth in Annex 2 hereto) and any amendments, modifications or supplements thereto or such other covenants specifically relating to Leases as AerCo shall identify to the Servicer in writing and provide the Servicer with copies thereof or with any express direction issued by AerCo as contemplated by this Agreement;

               (iii) terminate any Lease or Leases to any single Lessee or related Lessees with respect to any Aircraft having an aggregate depreciated net book value on the books of the relevant Person in AerCo Group in excess of $100,000,000;

               (iv) unless provided for in the then current Approved Budget, enter into any contract for the modification, maintenance or refurbishment of any Aircraft (A) if the costs to be incurred thereunder by AerCo Group exceed the greater of (1) the estimated aggregate cost of a heavy maintenance "D" check for the airframe and the equivalent for engines for Aircraft of the type in question and
         (2) the amount of the available maintenance reserve or other collateral received and available under the applicable Lease or (B) if such modification or maintenance shall be outside the ordinary course of AerCo Group's business;

               (v) enter into on behalf of AerCo or any of the Subsidiaries, any capital commitment or confirm any order or commitment to acquire, or acquire on behalf of AerCo Group, Aircraft or engines with any aircraft or engine manufacturers or other third party;

               (vi) issue any guarantee on behalf of, or otherwise pledge the credit of any Person within, AerCo Group other than guarantees by a member of AerCo Group of the Lease obligations of another member of AerCo Group and other than with respect to trade payables in the ordinary course of AerCo Group's business;

               (vii) enter into any agreement for a particular service costing in excess of $50,000 for such service to be provided in respect of Aircraft Assets by third parties, the cost of which is to be borne by AerCo Group, except in each case to the extent that the same is an Aircraft Asset Expense provided for in the then applicable Approved Budget; or

               (viii) on behalf of any Person within AerCo Group enter into, amend or grant a waiver with respect to any transaction with the Servicer or any of its Affiliates including without limitation for the acquisition, sale or lease of any Aircraft Assets from or to, or the obtaining or provision of services by, any such Person; or

               (ix) enter into any agreement or commitment which is inconsistent with any express direction issued by AerCo as contemplated by this Agreement.

          (b) Any transaction entered into by the Servicer on behalf of any Person or Persons within AerCo Group (other than with another Person within AerCo Group) shall be on an arm's length basis and on fair market value terms, unless otherwise agreed by AerCo or directed by AerCo in accordance with Section 7.02.

          (c) The transaction approval requirements (the "TRANSACTION APPROVAL REQUIREMENTS") set forth in this Section 7.05 may only be amended by mutual agreement of the parties, and shall not in any event be amended to reduce or circumscribe the delegation to the Servicer of the level of autonomy, authority and responsibility contemplated by the Transaction Approval Requirements with respect to the performance of the Services.

         SECTION 7.06. Approved Budgets and Transaction Approval Requirements. Except as set forth in Section 7.05(a), no transaction entered into by the Servicer on behalf of any Person within AerCo Group in connection with the performance by the Servicer of the Services shall require the approval of any Person within AerCo Group or their respective Directors or committees thereof.

         SECTION 7.07. Communication with AerCo. (a) The Servicer shall, on a weekly basis, notify AerCo of any potential leasing opportunities identified by it and shall comply with any directions which AerCo may issue in respect thereof.

          (b) The Servicer shall arrange to meet with the Board of Directors in each financial quarter (each such meeting being a "QUARTERLY MEETING") in order to discuss the weekly, monthly and quarterly reports presented during the preceding quarter in accordance with Article 8 of Schedule 2.02(a).

          (c) At any time, including at or after a Quarterly Meeting, AerCo may issue such directions as it may see fit and believes to be in the interests of AerCo Group (provided such directions are not inconsistent with market practice, the Core Lease Provisions, the provisions of the Indenture and this Agreement), in relation to the manner in which leasing and other services contemplated by this Agreement are to be carried out, including without limitation as to the identity of permitted lessees, targets for rental levels, parameters as to security to be required from lessees, and terms as to maintenance, modification and replacement of parts and redelivery condition. The Servicer shall endeavor to carry out such directions and shall notify AerCo as to whether it has been possible to carry them out; and, in any event, the Servicer shall not take any action which is inconsistent with any such directions.



                                    ARTICLE 8

                                  EFFECTIVENESS

         SECTION 8.01. Effectiveness. (a) The effectiveness of this Agreement and all obligations of the parties hereunder with respect to each Aircraft Asset shall be conditional upon:

          (i) the occurrence of the Start Date and, in respect of each Aircraft Asset, the Delivery Date for such Aircraft Asset;

         (ii) with respect to AerCo, the Servicer and the entities listed on Appendix A to this Agreement, the execution hereof by those parties; and

        (iii) with respect to any entity which executes and delivers an Accession Agreement, the execution thereof in acknowledgment and agreement by AerCo, the Servicer, the Guarantor, the Cash Manager and the Administrative Agent.

The original parties hereto and each entity which becomes a party hereto by executing and delivering such an Accession Agreement agree that such Accession Agreement shall be effective without the need for each other party hereto to execute such Accession Agreement in acknowledgment and agreement.

          (b) With respect to any Aircraft Assets that AerCo Group shall purchase pursuant to any firm order, order subject to cancellation, option or other arrangement (including any Aircraft Asset purchased through the acquisition of stock or other equity interest in a corporation or other entity formed to hold such Aircraft Asset), the Servicer shall, at the request of AerCo, take such reasonable commercial actions as the Servicer shall deem reasonably necessary or appropriate to accept delivery of any such Aircraft Assets on behalf of AerCo Group, in accordance with the terms of such order, option or other arrangement (including, without limitation, conducting such pre-delivery inspections as the Servicer deems reasonably appropriate); provided, however, that the Servicer shall have no obligation to make any payments to any manufacturer or seller of such Aircraft Assets.

                                    ARTICLE 9

                            SERVICING FEES; EXPENSES

         SECTION 9.01. Servicing Fees. In consideration of the Servicer's performance of the Services after the Start Date, AerCo shall pay to the Servicer servicing fees consisting of the fees set forth in the sections listed below (collectively, the "SERVICING FEES"):

          (a)   Section 9.02 (the "RETAINER FEE");

          (b)   Section 9.03 (the "RENTAL FEE"); and

          (c) Section 9.05 (the "BASE SALES FEE" and the "SALES INCENTIVE FEE", together, the "SALES FEES").

         SECTION 9.02. Retainer Fee. (a) A Retainer Fee of ten basis points per annum of the Initial Appraised Value of the Aircraft with respect to which the Delivery Date therefor has occurred will be payable to the Servicer monthly in arrears following the Start Date in twelve equal installments on or before the Payment Date in the succeeding month. Ten percent (10%) of such Retainer Fee will relate to the provision of technical services under Section 1.02 of
Schedule 2.02(a) to this Agreement.

         (b) If and when an Aircraft is sold, the Initial Appraised Value of the Aircraft on which the Retainer Fee is calculated will be reduced by the Initial Appraised Value of such Aircraft; provided that, solely for purposes of calculating the Retainer Fee, the Initial Appraised Value shall not be reduced below $250 million unless and until all of the Aircraft shall have been sold.

         SECTION 9.03. Rental Fee. A Rental Fee shall be payable for each month following the Start Date and during the term of this Agreement by AerCo to the Servicer equal to 1.00% (the "RENTAL FEE PERCENTAGE") of the aggregate amount of the "RENT" (as defined in each Lease) actually paid by each Lessee in such month or portion of a month the related Aircraft (and Additional Aircraft in the event the Servicer has been appointed to provide the Services to such Additional Aircraft) is owned by AerCo Group. All payments of the Rental Fee shall be payable in arrears on the Payment Date immediately preceding the commencement of the second month following each such month or portion of a month.

         SECTION 9.04.  [Reserved].

         SECTION 9.05. Sales Fees. (a) A Base Sales Fee shall be payable by AerCo to the Servicer at any time after the Start Date and during the term of this Agreement on the actual date of sale of any of the Aircraft in the amount of (i) 1.25% multiplied by (ii) the Target Sales Price for the sale of any Aircraft, net of transaction expenses, provided that no Base Sales Fee shall be payable with respect to a sale in connection with a refinancing, restructuring, reorganization or tax based financing with respect to AerCo Group or the Aircraft if, after such sales, the Servicer (i) remains as Servicer of such Aircraft, (ii) continues to receive a Retainer Fee and a Rental Fee with respect to such Aircraft and (iii) remains eligible to earn a Base Sales Fee and a Sales Incentive Fee with respect to such Aircraft in the future. "TARGET SALES PRICE" means, with respect to a sale of any Aircraft, an amount initially equal to 90% of the Initial Appraised Value of the relevant Aircraft, such valuations, in accordance with the appraisals of the Aircraft, to be adjusted annually by AerCo, subject to any restrictions imposed by any indenture or similar agreement binding AerCo Group. To the extent that the Net Cash Proceeds from a sale exceed the Target Sales Price, then transaction expenses shall not be deducted from the Target Sales Price for the purpose of calculating the Base Sales Fee but will be deductible from the Net Cash Proceeds for the purpose of calculating the Sales Incentive Fee.

         (b) A Sales Incentive Fee shall be payable by AerCo to the Servicer at any time after the Start Date and during the term of this Agreement on the actual date of sale, after the Start Date, of any of the Aircraft equal to (i) 10.0% multiplied by (ii) Net Gains earned on the sale of any Aircraft. "NET GAINS" means, with respect to the sale of any Aircraft, the amount (not less than zero) of the Net Cash Proceeds in excess of the Target Sales Price in connection with such sale, provided that no Sales Incentive Fee shall be payable with respect to a sale in connection with a refinancing, restructuring, reorganization or tax based financing if, after such sale, the Servicer (i) remains as Servicer of such Aircraft, (ii) continues to receive a Retainer Fee and a Rental Fee from such Aircraft; and
(iii) remains eligible to earn a Sales Fee and a Sales Incentive Fee from such Aircraft in the future. "NET CASH PROCEEDS" means the gross cash proceeds of any sale of Aircraft net of any break funding gains or losses directly associated with the sale of such Aircraft and transaction costs (including transaction taxes and Servicer's out-of-pocket expenses) and brokerage commissions.

         SECTION 9.06. Expenses. (a) The Servicer shall be responsible for, and shall not be entitled to reimbursement for, the Servicer's overhead expenses ("OVERHEAD EXPENSES") which shall include, without limitation:

                (i) salary, bonuses and benefits of the Servicer's employees;

                (ii) travel and entertainment expenses of the Servicer's employees;

                (iii) office, office equipment and rental expenses other than those incurred by third-party independent advisors hired in relation to the Aircraft;

                (iv) telecommunications expenses;

                (v) advertising and promotional expenses;

                (vi) legal fees and costs, other than those relating to (A) local law, jurisdictional and tax issues, (B) the provision of legal opinions, (C) enforcement actions, (D) litigation or (E) other matters outside the ordinary course of business, but including, for the avoidance of doubt, the costs associated with providing the legal services set out in Section 7.01(a) of Schedule 2.02(a);

                (vii) taxes on the income, receipts, profits, gains, net worth or franchise of the Servicer and payroll, employment and social security taxes for employees of the Servicer;

                (viii) costs of negotiating and managing the insurance arrangements for each Aircraft Asset under the Leases, in connection with sales of Aircraft Assets or otherwise, including all insurance renewals; and

         (ix) costs in respect of technical management services provided with respect to any Aircraft Assets as set forth in Section 1.02 of Schedule 2.02(a) (other than any such costs described in clause (b)(i) below).

          (b) AerCo Group shall be responsible for all costs and expenses relating to or associated with the Aircraft Assets other than Overhead Expenses ("AIRCRAFT ASSET EXPENSES") which shall include, without limitation:

         (i) storage, maintenance, fees and expenses in connection with non-ordinary course technical management services, repossession (whether or not successful) and repair expenses (all the foregoing fees and expenses, "TECHNICAL MANAGEMENT EXPENSES") and reconfiguration and refurbishment expenses related to Aircraft Assets, including, in each case, any expenses incurred by the Servicer relating to compliance with airworthiness directives and service bulletins, which includes the fees and expenses of independent technicians and other experts (in each case as approved by the Administrative Agent on behalf of AerCo, except in the case of any Technical Management Expenses to the extent that the aggregate amount of such expenses incurred during the applicable One Year Period does not exceed the Technical Management Expenses Reserve Amount for such One Year Period) retained for any of the foregoing purposes;

         (ii) insurance expenses related to Aircraft Assets, including all fees and expenses of insurance advisors and brokers;

         (iii) fees and expenses of third-party independent advisors hired in relation to the Aircraft and approved by the Administrative Agent on behalf of AerCo;

         (iv) outside legal counsel fees and expenses and other professional expenses related to the Aircraft Assets in connection with the provision of advice on local law, jurisdictional and tax issues, the provision of legal opinions, enforcement actions, litigation and other matters outside the ordinary course of business; and

          (v) third-party fees and expenses incurred in connection with the negotiation and execution of this Agreement and any amendments thereto, the preparation of the Offering Memorandum, any Notes Offering, any financing, restructuring or re-financing efforts, any SEC-registered public offering and any disclosure in public filings.

          (c) The Servicer shall use commercially reasonable efforts to ensure that Aircraft Asset Expenses shall be paid directly by the Person within AerCo Group that owns the relevant Aircraft Assets. In the event that AerCo does not approve the payment of any Aircraft Asset Expense, the Servicer shall be entitled to make such payment on behalf of AerCo Group and to the extent the Servicer does so, the funds so advanced ("REIMBURSABLE EXPENSES") shall be repaid by AerCo to the Servicer in accordance with paragraph (b) of this Section 9.06, provided that:

         (i) the Servicer believes that failure to make such payment is reasonably likely to prejudice or otherwise adversely affect the Servicer or its Affiliates' business relationship with the relevant payee;

         (ii) the relevant Aircraft Asset Expense (when added to all the Aircraft Asset Expenses of the same category incurred to date during such Year) shall not exceed 120% of the line item amount in the applicable Approved Asset Expenses Budget for such Year or the Asset Expense shall otherwise have been approved by AerCo; and

         (iii) the Servicer shall have contracted for or otherwise committed for such Aircraft Asset Expense prior to such time.

          (d) Reimbursable Expenses shall be payable by AerCo to the Servicer reasonably promptly following the payment of such Reimbursable Expenses by the Servicer.


                                   ARTICLE 10
                           TERM; TERMINATION; SURVIVAL

         SECTION 10.01. Term. This Agreement shall have a term commencing on the Start Date and expiring on the date of payment in full of all amounts outstanding to be paid on the Notes (including the Class D Notes and the Class E Notes) and any other securities issued by AerCo as relating to Additional Aircraft owned by AerCo Group. During such term, this Agreement shall not be terminable by either party except as expressly provided in this Article 10.

         SECTION 10.02. Cross-termination. Subject to the first proviso in
Section 10.03(d)(i), this Agreement shall terminate in the event of a termination of either the Cash Management Agreement or the Administrative Agency Agreement.

         SECTION 10.03. Right to Terminate. (a) At any time during the term of this Agreement, AerCo and the Subsidiaries by a Special Board Resolution shall in accordance with this Section 10.03(a) be entitled to terminate this Agreement with respect to one or more of the Aircraft Assets if:

         (i) the Servicer shall materially breach any of its obligations under this Agreement (including, but not limited to, a breach of its obligation not to execute lease documents or make other operational decisions outside Ireland or any other material breach of the Operating Guidelines, as set out in Section 5.09 of this Agreement) and, after written notice from AerCo, the Servicer has failed to cure such breach pursuant to Section 10.03(d); or

         (ii) the Servicer ceases, or the Servicer gives notice that it intends to cease, to be actively involved in the aircraft advisory and management business; or

         (iii) all of the public or private debt securities of AerCo are repaid, refinanced or defeased in full in accordance with the terms of any indenture or similar agreement binding AerCo; or

         (iv) a Change of Control of the Servicer has occurred or may occur and as a result thereof a Rating Decline occurs. A "CHANGE OF CONTROL" will be deemed to have occurred at such time as either (A) any Person or any Persons acting together that would constitute a "group" (a "GROUP") for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto, together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of voting stock of the Servicer; or (B) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Servicer such that such nominees, when added to any existing director remaining on the Board of Directors of the Servicer after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Servicer; provided that any event described in clause (A) or (B) above will not constitute a "CHANGE OF CONTROL" where the relevant Person or Group, together with any relevant Affiliates or Related Persons, consists exclusively of the Servicer, any Affiliate or any Person who is an officer, director, shareholder, employee or partner of the Servicer or any Affiliate (or an entity controlled by any of the foregoing) as of the date of this

         Agreement. A "RELATED PERSON" of any Person means any other Person directly or indirectly owning (A) 5% or more of the outstanding common stock of such Person, (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (B) 5% or more of the combined voting power of the voting stock of such Person. A "RATING DECLINE" will be deemed to have occurred if, at any time between (a) the date of public notice of a Change of Control or of the intention of the Servicer or of any Person to effect a Change of Control and (b) 90 days after the occurrence of the Change in Control (which period shall in either event be extended so long as the rating of any of the Notes (other than the Class E Notes) is under publicly announced consideration for possible downgrade by a credit rating agency), any credit rating agency which then rates the Notes notifies or confirms to AerCo that it intends to decrease, is decreasing or has decreased the rating of any of the Notes (other than the Class E Notes); or

         (v) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Servicer or in respect of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 100 days or an order or decree approving or ordering any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 100 days; or the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause (A) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (D) make a general assignment for the benefit of its creditors;

         (vi) the Servicer and AerCo shall fail to resolve a conflict as provided in Section 3.02(d) of this Agreement; or

         (vii) upon six months' written notice, or upon shorter written notice provided that the Servicer is paid the Retainer Fee and the Rental Fee (based on Rent budgeted to be received) for a six-month period after written notice of termination is received, and the payment of the Termination Fee set forth in Section 10.03(e) below.

          (b) Subject to the following conditions, at any time during the term of this Agreement, AerCo and the Subsidiaries by a Special Board Resolution shall, in accordance with this Section 10.03(b), be entitled to terminate this Agreement in respect of any Aircraft to which one or more of the following conditions apply:

         (i) in the case of marketing for re-lease of an Aircraft, such Aircraft has been off-lease and is reasonably available for re-lease for more than 180 days after expiry of the agreed lease marketing period; or

         (ii) the Servicer fails, within a reasonable period of time (not to exceed 180 days), to submit to AerCo a bona fide third party offer to purchase an Aircraft after written direction from AerCo to arrange such a sale; or

         (iii) the Servicer recommends a course of action in respect of an Aircraft Asset to AerCo which AerCo does not approve and, after negotiation in good faith, the Servicer refuses to amend, withdraw or replace such recommendation with one that is consistent with the performance of the Services pursuant to this Agreement.

          (c) At any time during the term of this Agreement, the Servicer shall in accordance with this Section 10.03(c) be entitled to terminate this Agreement if:

         (i) AerCo shall fail to pay in full when due (A) any Servicing Fees within five Business Days after delivery of written notice from the Servicer of such failure or (B) any other amount payable by any Person within AerCo Group hereunder or under any other Operative Agreement, within ten Business Days after delivery of written notice from the Servicer to AerCo of such failure; or

         (ii) any Person within AerCo Group shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement or any other Operative Document (other than with respect to the payment obligations of AerCo referred to in clause (c)(i) of this Section 10.03); or

         (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of AerCo or any Subsidiary or in respect of a substantial part of the property or assets of AerCo or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 100 days or an order or decree approving or ordering any of the foregoing shall be entered or AerCo or any Subsidiary shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 100 days; or AerCo or any Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause (A) above,
         (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment of the benefit of its creditors; or

         (iv) the Servicer or any of its Affiliates becomes obligated to pay (or indemnify for) Taxes as a result of its provision of the Services (other than taxes on the income, receipts, profits, gains, net worth or franchise of the Servicer and payroll, employment and social security taxes for employees of the Servicer), which Taxes it is unable to avoid using reasonable commercial efforts, and AerCo fails to indemnify the Servicer or its Affiliate for such Taxes; or


         (v) the Servicer reasonably determines that directions given by AerCo or any Subsidiary are, or if carried out would be, unlawful under Applicable Law.

         (d) (i) Either AerCo or the Servicer, as applicable (the "TERMINATING PARTY") may, at any time during the term of this Agreement, by written notice ("TERMINATION NOTICE") to the other (the "NON TERMINATING PARTY"), set forth its determination to terminate this Agreement pursuant to this Section 10.03; provided however, that this Agreement shall not terminate until and unless a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with Section 10.04(d); provided further that failure by the Terminating Party to provide such Termination Notice shall not affect such party's rights under this Section 10.03. Any Termination Notice shall set forth in reasonable detail the basis for such termination.

         (ii) No later than the fifth Business Day following delivery of the Termination Notice (the "EFFECTIVENESS DATE"), the Non Terminating Party shall advise the Terminating Party in writing whether the Non Terminating Party (A) intends to cure the basis for such termination and, if so, the action it intends to take to effectuate such cure or (B) does not intend to cure the basis for such termination (it being understood that failure of the Non Terminating Party to deliver such notice by such day shall be deemed to constitute notice that it does not intend to cure the basis for termination). In the event that the Non Terminating Party notifies (or is deemed to have notified) the Terminating Party that it does not intend to cure the basis for such termination, then this Agreement shall terminate immediately or on such later date as the Terminating Party shall have indicated in the Termination Notice. In the event that the Non Terminating Party notifies the Terminating Party by such fifth day that it intends to cure the basis for such termination, then the Non Terminating Party shall (A) have 30 days from the Effectiveness Date to effectuate such cure to the satisfaction of the Terminating Party or (B) if such cure cannot reasonably be expected to be effectuated within a 30 day period, (1) demonstrate to the satisfaction of the Terminating Party that substantial progress is being made toward the effectuation of such cure and (2) effectuate such cure to the reasonable satisfaction of the Terminating Party no later than the sixtieth day following the Effectiveness Date. Upon the failure of the Non Terminating Party to effectuate a cure in accordance with the immediately preceding sentence, this Agreement shall terminate on the later of (A) the day immediately following the expiration of such 30 or 60 day period, as the case may be, (B) such later date as shall be indicated in the Termination Notice or (C) the date as of which a Replacement Servicer has been engaged to perform the Services with respect to the Aircraft and has accepted such appointment in accordance with the provisions of Section 10.04(d).

          (e) The Termination Fee (the "TERMINATION FEE") shall equal 0.25% multiplied by the Initial Appraised Value of the Aircraft. If and when an Aircraft is sold, the Initial Appraised Value of the Aircraft on which the Termination Fee is calculated will be reduced by the Initial Appraised Value of such Aircraft.

         SECTION 10.04. Consequences of Termination. (a) Upon the expiration or termination of this Agreement in accordance with this Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer will promptly forward to AerCo any notices, reports and communications received by it from any relevant Lessee within 30 days after termination or expiration.

          (b) AerCo will notify promptly each relevant Lessee and any relevant third party of the termination or expiration of the Servicer under this Agreement in relation to any of the Aircraft and will request that all such notices, reports and communications thereafter be made or given directly to or as directed by AerCo.

          (c) A termination or resignation in relation to any or all Aircraft shall not affect the respective rights and liabilities of either party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

          (d) (i) Upon the expiration or termination of this Agreement in accordance with this Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer will cooperate with any Replacement Servicer, including providing all information, documents and records relating to the Aircraft for a 12 month period following the termination or expiration.

         (ii) This Agreement may not be terminated with respect to the Servicer, in either case in whole or in part, unless a Replacement Servicer has been appointed and has accepted such appointment; provided that in the event that a Replacement Servicer shall not have been appointed within 90 days after the date on which this Agreement would otherwise have terminated, or the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer may petition any court of competent jurisdiction for the appointment of a Replacement Servicer ; provided, further, that AerCo will notify, as soon as practicable, each rating agency then rating the Notes of the Person which AerCo proposes to appoint as Replacement Servicer and, if any such rating agency notifies AerCo within 15 days of receipt of such notice that it will decrease the rating of any of the Notes as a result of the appointment of such Person as Replacement Servicer, AerCo will not proceed with the appointment of such Person.

          (e) (i) Upon the termination of this Agreement in accordance with this
Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, AerCo shall continue to pay the Servicing Fees and Reimbursable Expenses to the Servicer until a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 10.04(d).

         (ii) If a Replacement Servicer is appointed with respect to any Aircraft in accordance with Section 10.04(d) and during the three-month period following the effectiveness of such appointment such Aircraft is sold by any Person within AerCo Group to a customer to whom the Servicer had been actively engaged in marketing such Aircraft and with whom the Servicer had been engaged in substantive discussions at any time during the three-month period prior to the appointment and acceptance of such Replacement Servicer, the Servicer shall be paid Sales Incentive Fees in respect of such Aircraft as if the Servicer had arranged for the sale of such Aircraft. Following any such appointment of a Replacement Servicer, the Servicer will, upon the request of AerCo, provide AerCo with a list of customers with respect to which the Servicer had been actively engaged in marketing such Aircraft and with which the Servicer had been engaged in substantive discussions at any time during such three-month period. Such list shall be treated as confidential by AerCo and shall not be disclosed to any person other than the Directors and the Administrative Agent or used for any purpose other than as a basis for determining any Sales Incentive Fees payable to the Servicer pursuant to the first sentence of this Section 10.04(e)(ii).

          (f) Upon the termination of this Agreement in accordance with this
Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer shall promptly (but no later than 30 days after the appointment and acceptance of a Replacement Servicer) return the originals (and all copies) within its possession of all applicable Aircraft Assets Related Documents and other documents related to the Aircraft Assets to AerCo and shall provide access to other documentation and information relating to the business of AerCo Group (and, to the extent practicable, copies thereof) within its possession as is reasonably necessary to the conduct of the services to be provided by the Replacement Servicer.

         SECTION 10.05. Survival. Notwithstanding any termination or the expiration of this Agreement, the obligations of AerCo and the Subsidiaries under Article 9, Section 10.04, this Section 10.05, Article 11 and Section 14.08 of this Agreement and the Servicer's obligations or limitations on liability under Sections 3.03, 10.04, this Section 10.05, Article 11 and Section 14.08 and the limitations on Servicer's liability under Sections 2.01(c), 2.02, 3.03, 3.04, 5.05, 5.08, 7.04(d), 14.10 and Schedule 2.02(a) shall survive such termination or expiration, as the case may be.


                                   ARTICLE 11
                                 INDEMNIFICATION

         SECTION 11.01. Indemnity. (a) Notwithstanding anything to the contrary set forth herein or in any other Operative Agreement, AerCo and the Subsidiaries do hereby jointly and severally assume liability for, and do hereby jointly and severally agree to indemnify, reimburse and hold harmless on an After-Tax Basis, the Servicer, its Affiliates and the Servicer Representatives from any and all Losses that may be imposed on, incurred by or asserted against any such Person, directly or indirectly, arising out of, in connection with or related to (i) the Servicer's performance under this Agreement, errors in judgment or omissions by the Servicer under this Agreement or any action which the Servicer is requested to take or requested to refrain from taking by AerCo, or as contemplated by this Agreement, by the Cash Manager or the Administrative Agent; provided that the indemnity pursuant to this clause (i) shall not extend to (A) any Loss which is finally adjudicated to have been caused directly by the negligence, recklessness, fraud or wilful misconduct of the Servicer or any Servicer Representatives in respect of its obligations to apply the Standard of Care or the Conflicts Standard in respect of the performance of the Services or (B) any other Loss for which the Servicer has agreed to indemnify AerCo and its Affiliates pursuant to this Agreement or (ii) any of the circumstances described in clauses (iii) - (vi) of Section 3.03(a).

          (b) Any person who may seek indemnification pursuant to Section 3.03 or Section 11.01(a), (such person the "INDEMNIFIED PARTY") agrees to give the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the Indemnified Party intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect the Indemnified Party's entitlement to indemnification under this Section 11.01 unless and only to the extent such failure results in actual irreparable prejudice to the Indemnifying Party.

         SECTION 11.02. Procedures for Defense of Claims. (a) If a Third Party Claim is made against the Indemnified Party, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim (which notice shall include all relevant information reasonably necessary for the Indemnifying Party to understand such claim which is in the possession or under the control of, or can be obtained by, the Indemnified Party at the time of such notice, subject to Applicable Laws and confidentiality obligations), and the Indemnified Party or the Indemnifying Party (as agreed between them) will undertake the defense thereof. The failure to notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of its obligations under Section 3.03 or Section 11.01(a) unless such failure results in actual prejudice to the Indemnifying Party.

          (b) If agreed and accepted by the Indemnified Party, the Indemnifying Party shall within 30 days, undertake the conduct and control, through counsel of its own choosing (subject to the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed) and at the Indemnifying Party's sole risk and expense, the good faith settlement or defense of such claim, and the Indemnified Party shall cooperate fully with the Indemnifying Party in connection therewith; provided that (i) at all times the Indemnified Party shall be entitled to participate in such settlement or defense through counsel chosen by it, and the fees and expenses of such counsel shall be borne by the Indemnified Party, and
(ii) the Indemnifying Party shall not be entitled to settle such claims unless it shall have confirmed in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party for the liability asserted in such claim.

          (c) So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall fully cooperate with the Indemnifying Party in the defense of such claim as is reasonably required by the Indemnifying Party. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and the availability on a mutually convenient basis of directors, officers and employees to provide additional information. The Indemnified Party shall not settle or compromise any claim without the written consent of the Indemnifying Party unless the Indemnified Party agrees in writing to forego any and all claims for indemnification from the Indemnifying Party with respect to such claims.

          (d) If, within ten days after notice of any such claim, the Indemnified Party and the Indemnifying Party are unable to agree on which of them will defend such Third Party Claim, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such claim.

         SECTION 11.03. Reimbursement of Costs. The costs and expenses, including fees and disbursements of counsel (except as provided in Section 11.02(b)(i)) and expenses of investigation, incurred by the Indemnified Party in connection with any Third Party Claim, shall be reimbursed on a quarterly basis by the Indemnifying Party upon the submission of evidence reasonably satisfactory to the Indemnifying Party that such expenses have been incurred, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event that the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.


                                   ARTICLE 12
                            ASSIGNMENT AND DELEGATION

         SECTION 12.01. Assignment and Delegation. (a) No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of each of the other parties hereto; provided however that (i) the Servicer may delegate any portion of its obligations to any company which is, and for so long as it is, a subsidiary of debis Aircraft Leasing Limited and (ii) the foregoing provisions on assignment and delegation shall not limit the ability of the Servicer to contract with any Person, including any of its Affiliates, for services in respect of Aircraft Assets. Any assignment or delegation pursuant to this Section 12.01(a) shall not require any approval pursuant to Section 7.05 as long as such assignment or delegation is at the cost of the Servicer.

          (b) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of any of AerCo, the Subsidiaries or the Servicer (or any of their respective successors) in accordance with this Section
12.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.



                                   ARTICLE 13
                                    GUARANTEE

         SECTION 13.01. Guarantee. The Guarantor hereby fully and unconditionally guarantees to AerCo Group (the "GUARANTEED PARTIES") (i) the due and punctual performance by the Servicer of all agreements, covenants and other obligations required to be performed by the Servicer hereunder or under any other Related Document (including, without limitation, the punctual payment when due of all amounts now or hereafter payable by the Servicer hereunder or under any other Related Document) (all such agreements, covenants and other obligations being the "GUARANTEED OBLIGATIONS"), all in accordance with the terms of this Agreement and the other Related Documents, and agrees to pay any and all expenses (including counsel fees and expenses) incurred by any of the parties hereto or any of their respective officers, directors or agents in enforcing any right under this Section 13.01 (except costs of AerCo in an enforcement action in which the remedies sought by AerCo are denied by a final court order). The liability of the Guarantor under this Section 13.01 is limited to the maximum amount that will result in the obligations of the Guarantor not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

         The Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Servicer, any right to require a proceeding first against the Servicer, and the benefit of discussion, protest or notice with respect to any and all demands for performance or payment hereunder whatsoever (except as specified above), and covenants that this
Article 13 shall not be
discharged except by performance or payment in full of all of the Guaranteed Obligations.

         The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Servicer that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Agreement or any other Related Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any party against the Servicer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Servicer, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights, until all of the Guarantor's obligations under this Agreement have been satisfied. If any amount shall be paid to the Guarantor in violation of the preceding sentence and this Agreement shall not have been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties, and shall forthwith be paid to the Guaranteed Parties. The Guarantor acknowledges that it will receive direct and indirect benefits from the execution, delivery and performance by the Servicer of this Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

         SECTION 13.02. Reinstatement. The Guarantor hereby agrees that the guarantee provided for in Section 13.01 hereof shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any Guaranteed Obligations or interest thereon is rescinded or must otherwise be restored to the Servicer upon the bankruptcy or insolvency of the Servicer or the Guarantor or otherwise.

         SECTION 13.03. Unconditional Nature of Guarantee. The Guarantor hereby agrees that its obligations under the guarantee set forth in Section
13.01 hereof shall be irrevocable and unconditional, irrespective of the invalidity, irregularity or unenforceability of this Agreement or any other Related Document against the Servicer, the absence of any action to enforce the Servicer's obligations hereunder or under any other Related Document, any waiver or consent by any party hereto with respect to any provisions thereof, any amendment to the terms hereof or of any other Related Document, the bankruptcy of the Servicer or any circumstance which might otherwise constitute a legal or equitable discharge of defense of a guarantor; provided, however, that the Guarantor shall be entitled to exercise any right that the Servicer could have exercised under this Agreement to cure any default in respect of its obligations hereunder or under any other Related Document, if any, but only to the extent such right, if any, is provided to the Servicer hereunder or under any other Related Document.



                                   ARTICLE 14
                                  MISCELLANEOUS

         SECTION 14.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         If to the Servicer, to:

         debis Aircraft Leasing Limited
         c/o debis AirFinance B.V.
         Evert van de Beekstraat 312
         NL-1118 CX Schipol Airport
         The Netherlands
         Attention:        Managing Director

         Copy:             General Counsel
         Facsimile:        31-20-6559-100

         If to the Guarantor, to:

         debis AirFinance B.V.
         Evert van de Beekstraat 312
         NL-1118 CX Schipol Airport
         The Netherlands
         Attention:        Managing Director

         Copy:             General Counsel
         Facsimile:        31-20-6559-100

         If to AerCo and the other AerCo Group Members, to:

         AerCo Limited
         22 Grenville Street
         St. Helier
         Jersey, JE4 8PX
         Channel Islands
         Attention:        Mourant & Co. Secretaries Limited,
                           Company Secretary
         Facsimile:        44-1534-609-333

         with a copy to:

         AerFi Administrative Services Limited

         Aviation House
         Shannon
         Co. Clare Ireland
         Attention:        Company Secretary
         Copy:             General Counsel
         Facsimile:        353-61-360-503

         and

         Davis Polk & Wardwell
         99 Gresham Street

         London EC2V 7NG
         England
         Attention:        Ms. Juliet Cain
         Facsimile:        44-207-418-1400

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 14.02. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         SECTION 14.03. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.01 shall be deemed effective service of process on such party.

         SECTION 14.04. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14.05. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 14.06. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 14.07. Power of Attorney. Each of AerCo and the Subsidiaries shall appoint the Servicer and its successors, and its permitted designees and assigns, as their true and lawful attorney-in-fact. All services to be performed by the Servicer pursuant to this Agreement shall be performed on behalf of AerCo and any relevant Subsidiaries. The Servicer shall be entitled to seek and obtain from each of AerCo and the Subsidiaries a power of attorney or such other appropriate documentation in respect of the execution of any specific action as the Servicer deems appropriate.

         SECTION 14.08. Restrictions on Disclosure. The Servicer agrees that it shall not, prior to the termination or expiration of this Agreement or within the three years after such termination or expiration, disclose to any Person any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from any Person within AerCo Group regarding AerCo Group's business or the Aircraft Assets or the Leases, except as authorized in writing by AerCo, and except:

          (a) To Representatives of the Servicer and any of its Affiliates in furtherance of the purpose of this Agreement;

          (b) To the extent required by Applicable Law or by judicial or administrative process, but in the event of proposed disclosure, the Servicer shall seek the assistance of AerCo to protect information in which AerCo has an interest to the maximum extent achievable;

          (c) To the extent that the information: (i) was generally available in the public domain; (ii) was, to the Servicer's knowledge, lawfully obtained from a source under no obligation of confidentiality, directly or indirectly, to any Person within AerCo Group; (iii) was disclosed to the general public with the approval of any Person within AerCo Group; or (iv) was developed independently by the Servicer or any of the Servicer's Affiliates; and

          (d) To the extent the Servicer deems necessary to protect and enforce its rights and remedies under this Agreement.

         SECTION 14.09. Rights of Setoff. To the extent permitted by Applicable Law, the Servicer hereby waives any right it may have under Applicable Law to exercise any rights of setoff it has under Applicable Law with respect to any assets it holds owned by, or money or monies it owes to, any Person within AerCo Group pursuant to and in accordance with the terms and conditions of this Agreement; provided however that this Section 14.09 shall not affect any rights of setoff or other rights that the Servicer has or may have under the express terms and conditions of this Agreement.

         SECTION 14.10. Reliance. The Servicer shall be entitled to rely on the provisions of this Agreement, including Schedule 2.02(a), any Approved Budget, any direction of, or certification by, AerCo or the Directors (or any duly appointed committee thereof) or the Administrative Agent or the Cash Manager, to the extent set forth in Sections 2.01(b) and 2.01(c), respectively, and the Transaction Approval Requirements in carrying out its obligations hereunder, and each of AerCo and each other Person within AerCo Group hereby waives any rights to challenge any action taken by the Servicer that is consistent with the provisions of this Agreement (including the Standard of Care and the Conflict Standard) including Schedule 2.02(a), any Approved Budget, any such direction or certification or the Transaction Approval Requirements or which has been approved by the Directors of AerCo or a Subsidiary or a duly appointed committee thereof, the Administrative Agent or the Cash Manager.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

                                   DEBIS AIRCRAFT LEASING LIMITED
                                   as Servicer


                                   By: ____________________________
                                       Name:
                                       Title:


                                   DEBIS AIRFINANCE B.V.
                                   as Guarantor


                                   By: ____________________________
                                       Name:
                                       Title:


                                   DEBIS AIRCRAFT LEASING LIMITED
                                   as Administrative Agent


                                   By: ____________________________
                                       Name:
                                       Title:


                                   DEBIS AIRCRAFT LEASING LIMITED
                                   as Cash Manager


                                   By: ____________________________
                                       Name:
                                       Title:

                                    AERCO LIMITED


                                    By: ____________________________
                                        Name:
                                        Title:


                                    AERCO IRELAND LIMITED


                                    By: ____________________________
                                        Name:
                                        Title:


                                    AERCO IRELAND II LIMITED


                                    By: ____________________________
                                        Name:
                                        Title:


                                    AERCOUSA INC.


                                    By: ____________________________
                                        Name:
                                        Title:


                                    AERFI BELGIUM N.V.


                                    By: ____________________________
                                        Name:
                                        Title:


                                    AIRCRAFT LEASE PORTFOLIO
                                    SECURITIZATION 94-1 LIMITED

                                    By: ____________________________
                                        Name:
                                        Title:


                                    ALPS 94-1 (BELGIUM) N.V.


                                    By: ____________________________
                                        Name:
                                        Title:


                                    PERGOLA LIMITED


                                    By: ____________________________
                                        Name:
                                        Title:

                                   APPENDIX A

                                  SUBSIDIARIES


AerCo Ireland Limited
AerCo Ireland II Limited
AerCoUSA Inc.
AerFi Belgium N.V.
Aircraft Lease Portfolio Securitization 94-1 Limited
ALPS 94-1 (Belgium) N.V.
Pergola Limited

                                   APPENDIX B

                           FORM OF ACCESSION AGREEMENT


                                     [DATE]


         We refer to the Servicing Agreement dated as of July 17, 2000, among debis Aircraft Leasing Limited, debis AirFinance B.V., AerCo Limited, the entities listed on Appendix A thereto and all other Subsidiaries which have heretofore signed an Accession Agreement in substantially the form of this Accession Agreement (the "SERVICING AGREEMENT").

         We agree, as of the date of this Accession Agreement, to be considered a party to the Servicing Agreement for all purposes, as if an original signatory to the Servicing Agreement, and to be bound by the terms of the Servicing Agreement.

         This Accession Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, this Accession Agreement has been duly executed on the date first written above.

                                                 [                       ]



                                                 By:__________________________
                                                    Name:
                                                    Title:

ACCEPTED AND ACKNOWLEDGED:

DEBIS AIRCRAFT LEASING LIMITED
as Servicer


By: __________________________
    Name:
    Title:


DEBIS AIRFINANCE B.V.
as Guarantor


By: __________________________
    Name:
    Title:


DEBIS AIRCRAFT LEASING LIMITED
as Administrative Agent


By: __________________________
    Name:
    Title:


DEBIS AIRCRAFT LEASING LIMITED
as Cash Manager


By: __________________________
    Name:
    Title:

AERCO LIMITED


By: __________________________
    Name:
    Title:


                                SCHEDULE 2.02(A)

                            AIRCRAFT ASSETS SERVICES


         The provision of the Services set forth in this Schedule 2.02(a) will be subject in all cases to such approval as may be required or such limitations as may be imposed pursuant to Sections 2.02, 7.04 and 7.05 of this Agreement and the provisions of this Schedule 2.02(a) shall be deemed to be so qualified.

         Unless otherwise defined herein or in this Agreement, all capitalized terms used in this Schedule 2.02(a) have the meanings assigned to such terms in the Indenture.

                                    ARTICLE 1
                                 LEASE SERVICES

         SECTION 1.01. Collections and Disbursements. In connection with each Lease of an Aircraft Asset under which any Person within AerCo Group is the Lessor, the Servicer will:

          (a) Invoice the Lessee or otherwise arrange, as the Servicer deems reasonably appropriate on behalf of such Person within AerCo Group, for all payments due from the Lessee, including Rents, Security Deposits, Maintenance Reserves, late payment charges and any payments in respect of Taxes and other payments (including technical, engineering, insurance and other charges) due under the relevant lease, use commercially reasonable efforts to direct the Lessee, subject to the terms of the Lease, to make such payments to such accounts as are specified in writing by the Cash Manager and use commercially reasonable efforts to enforce the payment thereof in the event of a nonpayment by the relevant due date;

          (b) Review from time to time, as deemed necessary by the Servicer, the level of Rents, Security Deposits, Maintenance Reserves and other amounts that may be adjusted under the Leases and propose to the relevant Lessee or make such adjustments to the Rents, Security Deposits, Maintenance Reserves and other amounts as are required under the terms of the relevant Lease or that the Servicer otherwise deems reasonably appropriate considering, among other things, practices that the Servicer believes are prevalent in the operating lease market, provided that such adjustment is not contrary to any direction issued by AerCo or to the terms of the Indenture or any other documents notified to the Servicer with which AerCo Group must comply;

          (c) Maintain appropriate records regarding payments under the Leases;

          (d) Subject to the terms of any applicable Aircraft Asset Related Document, take such actions as are necessary to apply any payments of any type received from any Lessee on a basis consistent with the directions of such Lessee and, to the extent that any such payments are made to an account other than the account to which such payment should have been directed pursuant to such Lessee's direction, to take such further actions as are necessary to give effect to such directions; and

          (e) Provide for the safekeeping and recording of any letters of credit, guarantees or other credit support (other than cash and cash equivalents) held as part of Security Deposits or Maintenance Reserves and the timely renewal or drawing on or disbursement thereof as provided under the applicable Lease or other Aircraft Asset Related Document or otherwise in accordance with Section 1.05 of this Schedule 2.02(a).

         SECTION 1.02. Technical Services. The Servicer will perform the following technical services relating to the management of the technical condition of the Aircraft Assets and using commercially reasonable efforts to apply the Standard of Care and the Performance Objectives:

          (a) Monitor the performance of maintenance obligations by Lessees under all Leases relating to the Aircraft by including the Aircraft in the Servicer's technical audit program (which shall include inspection of each Aircraft at least every 18 months, attendance at major checks or inspections and maintenance of a record of written reports generated in connection with such inspections) consistent with practices employed from time to time by the Servicer and its Affiliates with respect to their own aircraft and other aircraft which they manage. The Servicer shall advise AerCo as to the content of such technical audit program and shall advise AerCo as to any material change to such technical audit program from time to time;

          (b) Determine the air authority approval status of a proposed maintenance program and proposed maintenance performer under any new Lease of any Aircraft under which any Person within AerCo Group is the Lessor;

          (c) Manage aircraft deliveries and re-deliveries in connection with the commencement or termination or expiration of a Lease under which any Person within AerCo Group is the Lessor; and

         (i) arrange for the appropriate technical inspection of the Aircraft Assets and records for the purpose of determining if the re- delivery conditions under the Lease have been satisfied and integrated into the maintenance program of the new lessee;

         (ii) maintain a record of all material reports and other written materials (including any relevant reconciliation statements) received or generated by the Servicer in connection with such inspection and provide reasonable access to such reports and written materials to the relevant Person within AerCo Group;

         (iii) on the basis of inspection and available records, determine whether the Lessee has complied with all required airworthiness directives and mandatory modifications and establish the status of compliance with airframe and engine manufacturer service bulletins and Lessee-originated modifications undertaken, in each case with respect to the Aircraft Assets and as required by the Lease;

         (iv) (A) determine whether the Lessee has satisfied the re-delivery conditions applicable to the Aircraft Assets specified in the Lease and negotiate any modifications, repairs, refurbishments, inspections or overhauls to or compromises of such conditions that the Servicer deems reasonably necessary or appropriate; provided that the Servicer keeps AerCo notified of material compromises on a weekly basis (or as the Board of Directors may otherwise decide) and, if practicable, notifies AerCo of any specific material compromise (if not previously notified) prior to entering into any proposal binding on AerCo in relation thereto and that the Servicer shall comply with any direction of AerCo in relation thereto and if any Referral Notice is issued in relation thereto the provisions of Section 7.03(d) shall apply; (B) determine, in accordance with the Lease, the application of any available Security Deposits, Maintenance Reserves or other payments under the Lease; and
         (C) maintain a record of the satisfaction of such conditions and recommend whether AerCo should accept redelivery of the Aircraft Assets; and

         (v) determine the need for and procure and monitor the performance of any maintenance and refurbishment of the Aircraft Assets upon redelivery, including compliance with applicable airworthiness directives, service bulletins and other modifications which the Servicer may deem reasonably necessary or appropriate for the marketing of the Aircraft;

         (d) Consider and, to the extent the Servicer deems reasonably necessary or appropriate, approve any Lessee-originated modifications to any Aircraft Assets submitted by any Lessee:

         (i)   to the extent authorized by the terms of the relevant Lease; or

         (ii) which the Servicer reasonably determines would not result in a material diminution in value of the Aircraft Assets or the interests of any Person within AerCo Group; or

         (iii)   which are approved by AerCo.

         (e) Determine the amount (if any) that the relevant Person within AerCo Group is obliged to contribute pursuant to the provisions of a Lease (taking into account the amount of Maintenance Reserves available with respect to such Lease and the receivables position of the related Lessee) to maintenance work performed, the cost of complying with any modification requirements, airworthiness directives and similar requirements; and

          (f) Arrange and supervise appropriate storage and any required on-going maintenance of any Aircraft Assets, at the expense of the relevant Person within AerCo Group, following termination of a Lease for any reason and redelivery of the Aircraft Asset thereunder and prior to delivery of such Aircraft Assets to a new lessee or purchaser, on the most economic basis reasonably commercially available and appropriate under the circumstances.

         The Servicer shall generally provide the technical management services set forth in this Section 1.02 through the use of its own staff and the use of qualified third parties. Technical management services will be provided at the Servicer's expense except as specified in Section 9.06(b) of the Servicing Agreement.

         SECTION 1.03. Insurance. (a) The Servicer will provide the following insurance services:

         (i) negotiate the insurance provisions of any proposed lease or other agreement affecting any of the Aircraft Assets, with such provisions to include such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to this Agreement, as the same may be amended from time to time at the direction of AerCo, and such other terms as AerCo may require from time to time consistent with the terms reasonably available in the market;

         (ii) monitor the performance of the obligations of Lessees relating to insurance under Leases of any Aircraft Assets and ensuring that appropriate evidence of insurance exists with respect to any Aircraft Assets maintenance providers;

         (iii) procure a group aviation insurance program covering the Aircraft Assets (it being understood that any savings resulting from a group policy covering both Aircraft Assets and Other Assets shall be shared equitably based on the amount of insurance obtained and premium paid thereunder with respect to the covered Aircraft Assets, on the one hand, and the Other Assets, on the other hand), with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to this Agreement, as the same may be amended from time to time at the direction of AerCo;

         (iv) procure such political risk insurance for Aircraft Assets habitually based or registered in those countries listed on Annex 1 to this Agreement (which list has been established by AerCo and may be modified from time to time by AerCo) and such other insurance related thereto from the sources and with such minimum coverage amounts with respect to hull insurance as are set forth on Annex 1 to this Agreement, as the same may be amended from time to time at the direction of AerCo, and such other terms as AerCo may require from time to time consistent with the terms reasonably available in the market;

         (v) review the "Agreed Values" set forth on Annex 1 to this Agreement by reference to market valuations and advise AerCo as to whether the insurance levels should be modified;

         (vi) if at any time any Aircraft Asset ceases to be insured or any Person within AerCo Group requires insurance coverage relating to an Aircraft for any reason, including default by the Lessee or an Aircraft not being leased upon termination of a Lease, the Servicer will promptly procure, at the expense of the relevant Person within AerCo Group, alternative insurance coverage, with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to this Agreement, as the same may be amended from time to time at the direction of AerCo; and

         (vii) advise AerCo of any settlement offers received by the Servicer with respect to any claim of damage or loss in excess of $1,000,000 with respect to an Aircraft Asset, provide AerCo with copies of all relevant documentation related thereto and such other additional information and advice as AerCo may reasonably request and, upon direction from AerCo that any settlement offer related thereto is acceptable, prepare the appropriate documentation, including releases and any indemnities required in connection with such releases, to give effect to such settlement offer and procure the execution of such documentation by AerCo (it being understood that settlement offers with respect to any such claims up to and including $1,000,000 may be settled by the Servicer independently);

provided however, that in each case where insurance is to be obtained by the Servicer, such insurance is reasonably available in the relevant insurance market and the Servicer shall have used reasonable sourcing techniques prior to obtaining such insurance. The foregoing provisions shall apply to any arrangements in which Persons other than Lessees have possession of, or insurance responsibility for, an Aircraft Asset (including in the event that an Aircraft Asset has been sold pursuant to a mortgage, deferred payment agreement or any similar arrangement).

          (b) The Servicer shall provide to AerCo such periodic reports regarding insurance matters relating to the Aircraft Assets as AerCo shall reasonably request.

          (c) The Servicer may engage, with the approval of AerCo, and, at AerCo's expense, one or more insurance advisors to advise on insurance related issues. The Servicer shall be entitled to rely reasonably on actions taken by or recommendations of any such advisor, subject to the terms of the relevant Lease. Any such insurance advisor may also act in the same or similar capacities for the Servicer or its Affiliates.

         SECTION 1.04. Administration. The Servicer shall administer each Lease in accordance with its terms and as otherwise specifically addressed herein.

         SECTION 1.05. Enforcement. The Servicer shall take commercially reasonable steps to enforce the obligations to the relevant Person within AerCo Group of the Lessee and any other parties under each Lease and under any ancillary agreements thereto delivered by AerCo to the Servicer (including any guarantees of the obligations of the Lessee). Following any default by a Lessee under the applicable Lease, the Servicer will take all steps as it deems reasonably necessary or appropriate to preserve and enforce the rights of the relevant Person within AerCo Group under the applicable Lease, including entering into negotiations with such Lessee with respect to the restructuring of such Lease (provided that the Servicer keeps AerCo notified of material proposed restructurings on a weekly basis (or as the Board of Directors may otherwise decide) and, if practicable, notifies AerCo of any specific material proposed restructuring (if not previously notified) prior to entering into any proposal binding on AerCo in relation thereto and that the Servicer shall comply with any direction of AerCo in relation thereto and if any Referral Notice is issued in relation thereto the provisions of Section 7.03(d) shall apply) or declaration of an event of default under the applicable Lease, providing for the drawing on or making disbursement of any Security Deposits, Maintenance Reserves or any letters of credit, guarantees or other credit support thereunder, voluntary or involuntary termination of the Lease and repossession of the Aircraft Asset that is the subject of the Lease, and pursuing such legal action with respect thereto as the Servicer deems reasonably necessary or appropriate.

         SECTION 1.06. Lease Modifications. (a) The Servicer shall be authorized to make such amendments and modifications to any Lease as it shall deem reasonably necessary or appropriate; provided however, that such amendment or modification shall require the approval of AerCo pursuant to Section 7.05 of this Agreement if the provisions of such amendment or modification, were they to be included in a new Lease to be entered into after the date hereof, would, on their own, cause the entering into of such new Lease to require the approval of AerCo pursuant to Section 7.05(a) of this Agreement. Such amendments or modifications may be made without regard to whether there is a default by the Lessee or other party under or with respect to any such Lease.

          (b) The Servicer may waive, in its absolute discretion, overdue interest due from any Lessee under any Lease on any default in payment of rent, Maintenance Reserves or other amount thereunder if any such default is cured within seven days of the date on which such payment was due.

         SECTION 1.07. Options and Other Rights. The Servicer shall be authorized to take such action as it shall deem reasonably necessary or appropriate with respect to:

          (a) The exercise by any Lessee or other party of any option or right affecting the applicable Aircraft Asset or the applicable Lease, consistent with the terms of any such option or right; and

          (b) The exercise on behalf of any Person within AerCo Group of any right or option that such Person may have with respect to any of the Aircraft

Assets or the Leases, but subject to any directions in that respect which may previously have been issued by AerCo.

         SECTION 1.08. Lessee Solicitations. Upon AerCo's request, with respect to the Aircraft Assets, the Servicer shall provide assistance to the relevant Persons within AerCo Group with respect to:

          (a) Obtaining Lessee consents, novations, assignments, amendments and related documentation (including insurance certificates, title transfer documents and legal opinions); and

         (b) The issue (or reissue) or amendment of letters of credit, guarantees and related documentation (the documents referred to in clauses (a) and (b) above are, collectively, the "LESSEE DOCUMENTATION");

         SECTION 1.09. Tax Based Financings. The Servicer will cooperate with AerCo and its advisors to structure any tax based financings, including assisting with lessee solicitations in accordance with Section 1.08 to this
Schedule 2.02(a), if so requested by AerCo.



                                    ARTICLE 2
                            COMPLIANCE WITH COVENANTS

         SECTION 2.01. Compliance Generally. (a) The Servicer shall take such actions as it shall deem reasonably necessary or appropriate to keep AerCo in compliance with its obligations and covenants under any indenture or similar agreements binding it from time to time (including the Indenture) solely to the extent that such obligations and covenants specifically relate to the status, insurance, maintenance or operation of the relevant Aircraft Assets excluding, in any case, (i) any reporting obligations in respect of any of the foregoing and (ii) any rental or other payment or monetary obligations under such. AerCo shall provide to the Servicer any instructions the Servicer may require in the interpretation of the Indenture, on which instructions the Servicer shall be entitled to rely in all respects.

          (b) Nothing in this Schedule 2.02(a) or elsewhere in the Servicing Agreement shall be deemed to constitute or be construed as (i) a delegation or other transfer to, or an assumption by, the Servicer or any of its Affiliates of any obligations of any Person within AerCo Group to make any payment to any Lessee or other Person, or to comply with any other monetary obligation, under any Lease or (ii) a transfer to the Servicer or any of its Affiliates of any right, title and interest in any Lease or related agreement or any Aircraft Asset covered thereby.

         SECTION 2.02. Certain Matters Relating to Concentration Thresholds. (a) The Servicer shall comply with any covenants specifically relating to limitations on Lessee concentration set forth in the Indenture ("CONCENTRATION THRESHOLDS") to the extent commercially reasonable. If compliance is not commercially reasonable, the Servicer shall promptly inform AerCo of any proposed transaction that it reasonably determines may result in such Concentration Thresholds being exceeded, and AerCo shall promptly provide to the Servicer any information that the Servicer may reasonably require in connection with such Concentration Thresholds in order to comply with the provisions of this Section 2.02. The Servicer shall not enter into any such transaction other than pursuant to the terms of Section 2.02(c) below.

          (b) AerCo and each Person within AerCo Group hereby, jointly and severally, represent and warrant to the Servicer that set forth in Annex 2 to this Schedule 2.02(a) are summaries of the Concentration Thresholds (including, following each provision summarised in such Annex, the relevant section references for each such provision from the Indenture) presently imposed under the Indenture, which Concentration Thresholds (together with the definitions for any capitalised terms used therein) are set forth in a full copy of the Indenture delivered by AerCo to the Servicer, certified by AerCo as a true and complete copy thereof (and AerCo shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified) and AerCo shall provide to the Servicer any instructions the Servicer may require in the interpretation of such Concentration Thresholds, on which instructions the Servicer shall be entitled to rely in all respects.

          (c) The Servicer shall not enter into any transaction with respect to which it has provided notice pursuant to Section 2.02(a) until AerCo has provided a written certification to the Servicer to the effect that such transaction will not result in any violation of the Concentration Thresholds and the Servicer shall be entitled to rely upon such certification for all purposes of this Agreement and this Section 2.02.



                                    ARTICLE 3
                                 LEASE MARKETING

         SECTION 3.01. Lease Marketing Services. The Servicer shall provide and perform lease marketing services with respect to the Aircraft Assets on a basis consistent with any directions of AerCo and in connection therewith is authorised:

         (a) To negotiate and enter into any commitment for a Lease of an Aircraft Asset, provided that such commitment does not (unless expressly approved by AerCo) commit AerCo Group to any terms which conflict with Section
7.05 of this Agreement, or with Section 2.01 of this Schedule, or any other provision of this Agreement or any direction of AerCo on behalf of and (through a power of attorney) in the name of the relevant Person within AerCo Group; and

         (b) To include within any commitment for a Lease of an Aircraft Asset any intermediate Lease or Leases through any Person within AerCo Group that the Servicer deems reasonably necessary or appropriate.

         SECTION 3.02. Form of Lease. (a) The Servicer shall commence the negotiation of any commitment for a Lease or Leases of Aircraft Assets in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and shall commence the drafting of, and negotiation with respect to, any Leases for Aircraft Assets on the following basis:

         (i) in the case of any proposed Lessee that is not and has not been a lessee of an aircraft managed or serviced by the Servicer, the Servicer shall commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on the form of lease agreement or agreements then used by the Servicer in connection with its aircraft operating leasing services business generally (as such form of lease shall be amended from time to time by the Servicer, subject to Section 3.02(c) below, the "PRO FORMA LEASE"); and

         (ii) in the case of any proposed Lessee that is or was a lessee of an aircraft managed or serviced by the Servicer, the Servicer may commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on a form of lease substantially similar to the lease previously used with respect to such Lessee (the "PRECEDENT LEASE").

         (b) Provided that the Servicer commences the negotiation of a Lease of any Aircraft Asset in accordance with clauses (a)(i) and (a)(ii) above, the terms of any executed Lease may vary from the terms of the Pro Forma Lease or the Precedent Lease employed by the Servicer in accordance with such clauses. Subject to compliance with the terms and conditions of this Agreement, the Servicer is authorized to execute and deliver binding Leases and related agreements on behalf of the relevant Person within AerCo Group. It is the intention of the parties that following the execution and delivery of any Lease with respect to Aircraft Assets the Servicer shall deliver a copy of the executed Lease, together with a copy thereof marked to reflect changes from the precedent employed in accordance with the foregoing procedures, to AerCo within 20 Business Days of such execution and delivery.

          (c) In good time prior to each anniversary of the Closing Date for purposes of the annual review of the Pro Forma Lease (the "ANNUAL REVIEW"), the Servicer shall provide AerCo with a copy of its then current pro forma lease as used in its Own Business, together with a copy thereof marked to reflect the differences between it and the then current Pro Forma Lease, indicating any which are inconsistent with the Core Lease Provisions, the Indenture and any AerCo direction(s).

          (d) On or prior to each anniversary of the Closing Date and following the Annual Review, AerCo shall advise the Servicer in writing whether any provisions in the Servicer's then current pro forma lease may be adopted in the Pro Forma Lease, and shall also advise the Servicer of any other amendments it proposes to the Pro Forma Lease (together the "REVISIONS"). AerCo may not propose amendments which would require the Servicer to obtain lease terms which are not reasonably commercially available. The Servicer shall amend the Pro Forma Lease to incorporate the Revisions (adjusted to take account of any amendments required by AerCo) and shall commence the negotiation of any Lease thereafter with the Pro Forma Lease as so amended in respect of any such provision. Nothing in this Section 3.02 shall authorize the Servicer or AerCo to propose or make any Revisions which conflict with the Core Lease Provisions or any provision of the Indenture. AerCo may take independent advice as to whether any Revisions should be made.

         SECTION 3.03. Deliveries. The Servicer shall take commercially reasonable action to deliver any Aircraft Asset pursuant to the terms of the documentation of the Lease or Leases of such Aircraft Asset, including upon an extension of such Leases.

         SECTION 3.04. Management. The Servicer shall generally manage the marketing services set forth in this Article 3 through the use of its own marketing staff.



                                    ARTICLE 4

                         SALES AND PURCHASES OF AIRCRAFT

         SECTION 4.01. Sales Services And Authority. (a) The Servicer shall provide and perform sales services with respect to the Aircraft Assets at, and on a basis consistent with, the directions from time to time of AerCo, and, in connection therewith, is authorized;

         (i) to enter into any commitment for a sale of an Aircraft Asset on behalf and (through a power of attorney) in the name of the relevant Person within AerCo Group; and

         (ii) to include within any sale any intermediate Lease or Leases through any Person within AerCo Group that the Servicer deems reasonably necessary or appropriate; provided however, that, except as otherwise required in accordance with the terms of a Lease, the Servicer shall not enter into any sale of any Aircraft Asset or agreement to sell any Aircraft Assets without obtaining the approval of AerCo pursuant to Section 7.05(a) of this Agreement.

         (b) The Servicer shall negotiate documentation of any sale and, subject to Section 4.01(a) of this Schedule 2.02(a), is authorized to execute and deliver binding agreements on behalf and (through a power of attorney) in the name of the relevant Person within AerCo Group.

         (c) The Servicer shall take commercially reasonable efforts to deliver any Aircraft Asset pursuant to the terms of the documentation of the sale.

         (d) In the event that AerCo directs the Servicer to arrange for the sale of any Aircraft Asset, the Servicer will not be required to take any such action until AerCo shall provide the Servicer with an Officer's Certificate certifying that such sale complies with the terms of the Indenture and that the Servicer is entitled to rely upon such certification for all purposes of this Agreement and this Schedule 2.02(a).

         (e) Notwithstanding any other provision in Section 7.05 of the Servicing Agreement to the contrary, the Servicer shall be permitted to purchase, sell or exchange any engine relating to an Aircraft or any part or components thereof or spare parts or ancillary equipment or devices furnished with an Aircraft at such times and on such terms and conditions as the Servicer deems reasonably necessary or appropriate in connection with its performance of the Services; provided however, the Servicer shall not be permitted to purchase, or enter any order to purchase, engines or spare parts in a quantity in excess of that quantity then required to enable the Aircraft Assets to be leased without obtaining the prior written consent of AerCo.

         SECTION 4.02. Tax Based Financings. Subject to satisfaction of the conditions set forth in clauses (i) and (ii) and (iii) of the provisos in Sections 9.05(a) and 9.05(b) of the Servicing Agreement, the transfer of title shall not be deemed to be a sale for the purpose of calculation of Sales Fees pursuant to Section 9.05 of the Servicing Agreement if such transfer of title is part of a tax based financing or a refinancing. The transfer of title shall be deemed to be a sale for the purpose of obtaining approvals pursuant to Section
7.05 if such transfer of title is part of a tax based financing or a refinancing.



                                    ARTICLE 5

                            MARKET AND OTHER RESEARCH

         SECTION 5.01. Valuations. From time to time, but in any event at least annually:

          (a) AerCo will request, and the Servicer shall, upon such request, use commercially reasonable efforts to obtain, current or projected valuations of the Aircraft; and

          (b) The Servicer shall use commercially reasonable efforts to arrange for such valuation services with respect to the Aircraft as shall be reasonably necessary or appropriate in connection with the performance of the Services, in each case from any internationally recognized independent appraiser chosen by AerCo.

         SECTION 5.02.  Regulatory Changes.  The Servicer shall:

          (a) Advise AerCo on a timely basis in summary form of such information regarding legal, regulatory and manufacturer material changes and developments with respect to each Aircraft Asset after the relevant Delivery Date, of which the Servicer has knowledge, which legal, regulatory and manufacturer developments are likely to, or will, be applicable to the Aircraft Assets; and

          (b) Take such commercially reasonable action as may be necessary or appropriate to comply therewith.

         SECTION 5.03. Market Research. The Servicer shall maintain research capability and shall provide commercial aviation market industry research reports to AerCo on a regular basis using internal and external resources where appropriate to keep AerCo adequately informed regarding developments in the commercial aviation industry. The reports shall include market information with respect to commercial aviation demand in terms of traffic growth, new Aircraft requirements and other information relevant to AerCo Group's long-term planning with respect to Leases, purchases and sales, market conditions, industry trends and the Aircraft Assets.

         SECTION 5.04. Lessee Information. The Servicer shall provide on a timely basis in summary form such information regarding default history, audit analysis or other material Lessee information of which the Servicer has knowledge.

         SECTION 5.05.  Confidentiality.  Nothing in this Article 5 or in
Article 8 hereof shall require the Servicer to reveal information which is confidential to its other clients or its business generally.



                                    ARTICLE 6

                          AIRCRAFT ASSET CASH SERVICES

         SECTION 6.01. Accounts and Account Information. (a) EXISTING ACCOUNTS. In the event that the Cash Manager desires to modify any of the arrangements relating to any of the bank accounts set forth on Schedule 4.03 to this Agreement (the "EXISTING ACCOUNTS") in accordance with the Cash Management Agreement, the Cash Manager shall deliver a certificate to the Servicer specifying in reasonable detail the modifications to be made with respect to any such Existing Accounts and certifying that any such modifications are in accordance with the applicable provisions of the Indenture and the Cash Management Agreement and the Servicer shall notify the relevant Lessees of such modifications and shall take such other actions as are incidental thereto in order to give effect to the foregoing.

          (b) NEW ACCOUNTS. The Servicer shall notify the Cash Manager in the event that any new bank accounts need to be established on behalf of any Person within AerCo Group in connection with the execution of a new Lease and shall set forth in reasonable detail the (i) identity of the new Lessee, (ii) Aircraft Assets subject to such Lease and (iii) the jurisdiction in which such Aircraft Assets are to be registered, and shall take such other actions as are incidental thereto in order to give effect to the establishment of the new accounts (the "NEW ACCOUNTS"); and, together with the Existing Accounts, the "BANK ACCOUNTS").

         SECTION 6.02. Cash Transfers. In the event that the Cash Manager is required to transfer funds from any Bank Account to the account of another Person (other than any Person within AerCo Group) in order to give effect to the directions of any Lessee in accordance with Section 1.01(d) of this Schedule 2.02(a), the Servicer shall provide the Cash Manager with written notice setting forth (i) the name of the transferor, (ii) the name of the transferee, (iii) the accounts from and to which funds are to be transferred, (iv) the amounts to be transferred, (v) the amount of the initial payment from the Lessee and (vi) the anticipated date of transfer. No later than the next following Business Day, the Cash Manager shall notify the Servicer in writing whether the proposed transfer is approved or disapproved. If approved, the Cash Manager shall cause such transfer to be made in accordance with the terms of such written notice. If not approved, the Cash Manager shall advise the Servicer in writing as to the reasons therefor.

         SECTION 6.03. Payments. (a) ANTICIPATED PAYMENTS. For purposes of the calculation of the required expenses by the Cash Manager pursuant to the Cash Management Agreement, not less than one Business Day prior to each Calculation Date, the Servicer shall deliver to the Cash Manager a written projection of payment obligations (including projected expenditures, or return to Lessees, of Security Deposits or Maintenance Reserves in accordance with the terms of any Lease) reasonably anticipated by the Servicer to be necessary to be paid in connection with the Servicer's performance of the Services under this Agreement during the period extending from the Payment Date immediately following such Calculation Date through to the next succeeding Payment Date (the "MONTHLY PAYMENT PERIOD"). Not less than five Business Days prior to the first Business Day of each week, the Servicer shall deliver to the Cash Manager a list specifying each cash payment projected to be made during such week (whether or not such cash payment was reflected in the projection referred to in this
Section 6.03(a)), and shall state (i) the anticipated date of such payment, (ii) the payee, (iii) the amount of such payment, (iv) the obligation in respect of which such payment is to be made (the "STATED SERVICES OBLIGATION") and (v) the account from which such payment should be made. Not later than two Business Days prior to the date of each payment set forth on such list, the Cash Manager shall deliver to the Servicer a written notice of such proposed payment, restating the date, payee and amount relating to such payment. Not later than the Business Day prior to the date of such proposed payment, the Cash Manager shall notify the Servicer in writing whether the proposed payment is approved or disapproved. If such payment is approved, the Cash Manager shall pay or cause such payment to be made to the payee for the Stated Services Obligation from the funds then available in the relevant account, as the case may be. If such payment is not approved, the Cash Manager shall advise the Servicer in writing as to reasons therefor and the Cash Manager shall not proceed with such transfer.

          (b) UNANTICIPATED PAYMENTS. During any Monthly Payment Period the Servicer may request in writing the Cash Manager's approval to pay or cause to be paid expenses that had not been reasonably anticipated by the Servicer at the time the projection required to be provided to the Cash Manager pursuant to
Section 6.03(a) with respect to such Monthly Payment Period was delivered to the Cash Manager (whether or not such expense was reflected in the weekly list of projected payments referenced in Section 6.03(a)). Any such request shall specify for each such payment obligation (i) the anticipated date of such payment, (ii) the payee, (iii) the amount of such payment, (iv) the Stated Services Obligation and (v) the account from which such payment should be made. Not later than the Business Day next following such request by the Servicer, the Cash Manager shall notify the Servicer in writing whether such payment request is approved or disapproved. If approved, the Cash Manager shall pay or cause such payment to be made to the payee for the Stated Services Obligation from the funds then available in the relevant account. In the event that the funds then available in such account are insufficient to make any such payment, pursuant to the Cash Management Agreement, the Cash Manager shall take such actions as are necessary to cause funds sufficient to make any such payments to be transferred as soon as practicable from the Collection Account to such account. Following the transfer of such funds, the Cash Manager shall pay or cause such payments to be made in accordance with the foregoing provisions. If such payment is not approved, the Cash Manager shall advise the Servicer in writing as to reasons therefor and the Cash Manager shall not proceed with such transfer.

                                    ARTICLE 7

                         PROFESSIONAL AND OTHER SERVICES

         SECTION 7.01. Legal Services. (a) The Servicer shall provide or procure legal services, in all relevant jurisdictions, on behalf of the relevant Persons within AerCo Group with respect to the lease or sale of the Aircraft Assets, any amendment or modification of any Lease, the enforcement of the rights of any Person within the Group under any Lease, any disputes that arise with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services.

          (b) The Servicer shall provide such legal services by using its in house legal staff where it shall deem appropriate and shall authorise outside counsel to provide such legal services where it shall deem appropriate (it being understood that while the obligations set forth in this Section 7.01 are, to the extent possible, generally anticipated to be discharged by the Servicer without resorting to outside counsel, the Servicer retains the flexibility to engage outside counsel as it determines in its sole discretion to be necessary). The cost of any outside counsel shall be borne or reimbursed and apportioned as set forth in Section 9.06 of the Servicing Agreement. AerCo recognises, and shall cause each other Person within AerCo Group to recognise, that from time to time the Servicer will retain legal counsel to provide legal services on behalf of Persons within AerCo Group and, in the event that a conflict of interest or potential conflict of interest arises between any Person within AerCo Group and the Servicer, AerCo agrees, and shall cause each other Person within AerCo Group to agree, to waive any conflict of interest any such counsel may have with respect thereto or otherwise to enable the Servicer to retain such counsel on its own behalf.

         SECTION 7.02. Accounting And Tax Services. The Servicer shall arrange for such accounting and tax services and advice (which may be provided by the Servicer's internal staff, to the extent available) as shall be reasonably necessary or appropriate in connection with the structuring of lease or sale transactions with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services.



                                    ARTICLE 8

                          INFORMATION: REPORTS; CUSTODY

         SECTION 8.01. Management Information Systems. (a) The Servicer will, so long as and to the extent it maintains the following, provide to AerCo, the Administrative Agent and the Cash Manager access to Servicer's management information storage and systems, provided that such reasonable access shall only be granted with respect to information related to the Aircraft Assets.

          (b) The Servicer will from time to time, as it reasonably deems necessary, update the management information systems with (i) data and information on a basis consistent with the type of data and information available on such systems as of the first Delivery Date and (ii) such other data and information as the Servicer shall deem necessary or appropriate in connection with the performance of the Services.

         SECTION 8.02. Weekly Reports. On the last Business Day of each week the Servicer will provide to AerCo and the Administrative Agent a report in the form of a weekly report attached hereto as part of Schedule 8 to Schedule 2.02(a).

         SECTION 8.03. Monthly Reports. Five Business Days after the first Business Day of each month, the Servicer shall provide to AerCo and the Administrative Agent a report in the form of a monthly report attached hereto as part of Schedule 8 to Schedule 2.02(a).

         SECTION 8.04. Quarterly Reports. Thirty Business Days after the end of each calendar quarter the Servicer shall provide to AerCo and the Administrative Agent a report in the form of a quarterly report attached hereto as part of
Schedule 8 to Schedule 2.02(a).

         SECTION 8.05. Other Information. (a) To the extent the Servicer is in possession of the relevant information, the Servicer shall prepare and submit to AerCo the following information with respect to each Person within AerCo
Group:

         (i) information with respect to transactions relating to Aircraft Assets necessary for each Person within AerCo Group to prepare value added tax and other tax returns;

         (ii) promptly after the occurrence thereof, notify AerCo of any accident or incident of which the Servicer has notice involving any Aircraft Asset where (A) the potential loss in connection therewith exceeds the higher of the damage notification threshold under the relevant Lease, if any, and $1,000,000 or (B) the potential liability in connection therewith exceeds $1,000,000; and

         (iii) information with respect to transactions relating to Aircraft Assets necessary for any Person within AerCo Group to prepare statutory returns with respect to contractors engaged by the Servicer on behalf of such Person, to the extent such information is reasonably available to the Servicer.

         (b) The Servicer will make available to AerCo and its advisers and designees, at reasonable times and upon reasonable notice, the Servicer Representatives in order to provide to AerCo and its advisers and designees information with regard to the Aircraft Assets and Leases (including in response to inquiries with respect to the reports provided to AerCo by the Servicer pursuant to Sections 8.02, 8.03 and 8.04 hereof) which may reasonably be required by AerCo. In furtherance thereof, in order to facilitate each Person within AerCo Group carrying out its responsibilities upon the request of AerCo, the Servicer shall make available (through physical attendance or telephonic conference) such officers and employees as AerCo shall reasonably deem appropriate for Board of Directors meetings of AerCo and the Subsidiaries and meetings with AerCo's representatives to provide to AerCo information, and response to inquiries, with respect to the reports provided to AerCo by the Servicer pursuant to Sections 8.02, 8.03 and 8.04 or otherwise.

         SECTION 8.06. Ratings Information. Upon request by AerCo, the Servicer shall provide to AerCo such information and data about the Aircraft Assets and other commercially reasonable assistance relating to the Aircraft Assets as AerCo shall deem reasonably necessary or appropriate in connection with providing information to the rating agencies for AerCo's debt ratings.

         SECTION 8.07. Custody Of Documents. The Servicer agrees to hold all original documents of any Person within AerCo Group that relate to the Aircraft Assets in the possession of the Servicer in safe custody and according to the commercially reasonable instructions of AerCo.

         SECTION 8.08. Public Filing Information. (a) The Servicer shall provide to AerCo such information and data relating to the Servicer, the Services and the Aircraft Assets as AerCo shall reasonably request to comply with its public or statutory reporting and filing obligations.

          (b) Notwithstanding anything herein to the contrary, each of AerCo and each Person within AerCo Group, jointly and severally, acknowledges and agrees that it shall be responsible for, and the Servicer shall not have any responsibility for: (i) any reporting or compliance obligations to any holders of outstanding Notes, any liquidity facility providers or any Governmental Authorities and (ii) the preparation of any forecasts (except for the mechanical preparation thereof to the extent expressly specified in Section 8.03 of this
Schedule 2.02(a)) and for all instructions, discretion and judgments related to such reporting or compliance obligations and forecasts, and each of AerCo and each Person within AerCo Group, jointly and severally, agrees to indemnify the Servicer and its Affiliates in respect of the foregoing as further provided in
Article 11 of the Servicing Agreement.

                                  SCHEDULE 8 TO

                                SCHEDULE 2.02(A)

                      WEEKLY, MONTHLY AND QUARTERLY REPORTS

                                  SCHEDULE 4.01

                                    AIRCRAFT



         Initial Aircraft









         Offering Memorandum Aircraft

                                  SCHEDULE 4.03

                                  BANK ACCOUNTS



         Bankers Trust Accounts


1.    RENTAL ACCOUNTS                                      TRUSTEE ACCOUNT NO

      (a)  Bankers Trust Company, as Trustee for AerCo        00-377-799
      (b)  Bankers Trust Company, as Trustee for AerCo        00-377-801

2.    EXPENSE ACCOUNT

      Bankers Trust Company, as Trustee for AerCo             00-377-828

3.    OTHER ACCOUNTS PURSUANT TO THE CASH
      MANAGEMENT AND INDENTURES

      AerCo Expense Account                                   26071
      AerCo Purchase Account                                  26076
      AerCo Note Account                                      26070
      AerCo Lessee Funded Account                             26072
      AerCo Collection Account                                26073
      AerCo Defeasance/Redemption Account                     26075
      AerCo Refinancing Account                               26074

4..   ADDITIONAL BANK ACCOUNTS

      Account Name:              ALPS 1994-- 1 Belgium NV
      Bank:                      Generale de Bank, Brussels

     Account No.:               210-0079736-54
     Currency:                  Belgian Franc

     Account Name:              AerFi Belgium NV
     Bank:                      Citibank Brussels
     Account No.:               570-1192500-40
     Currency:                  Belgian Franc

     Account Name:              AerFi Belgium NV
     Bank:                      Citibank Brussels
     Account No.:               570-1192510-50
     Currency:                  US Dollar

     Account Name:              AerCo Group
     Bank:                      AIB Shannon
     Account No.:               01659-053
     Currency:                  Irish Pounds

                               SCHEDULE 7.04(B)(1)

                             ONE YEAR INITIAL PERIOD
                   OPERATING BUDGET AND ASSET EXPENSES BUDGET

                               SCHEDULE 7.04(B)(2)

                            THREE YEAR INITIAL PERIOD
                   OPERATING BUDGET AND ASSET EXPENSES BUDGET

                                     ANNEX 1

                                    INSURANCE


         1.       MINIMUM COVERAGE AMOUNTS:

           (a) HULL INSURANCE: With respect to any Aircraft, hull insurance and political risk insurance, if necessary, shall be maintained in an amount equal to the greatest of:

           (i) the Note Target Price for such Aircraft (as such Note Target Price is defined in any Indenture and as set forth on Schedule 1 hereto, as the same shall be amended in writing from time to time by AerCo);

          (ii) the appraised value for such Aircraft (as such appraised value is set forth in Schedule 1 hereto, as the same shall be amended in writing from time to time by AerCo;

          (iii)  the Agreed Value of such Aircraft;

          (iv) 110% of the net book value of such Aircraft (as such net book value is set forth in Schedule 1 attached hereto, as the same shall be amended in writing from time to time by AerCo ); and

          (v) such greater amounts as may be directed in writing by AerCo from time to time; provided however, that in the event that an agreement with respect to hull insurance or political risk insurance, if necessary, cannot be reached with any particular Lessee pursuant to which such Lessee will pay the premiums to procure such insurance in amounts consistent with the foregoing, hull insurance shall be maintained in an amount equal to the greater of the amounts described in clause (i) above and this clause (v). Spare engines and parts, if any, shall be insured on the basis of their "replacement costs".

           (b) LIABILITY INSURANCE: Liability insurance shall be maintained for each Aircraft Asset and occurrence in an amount equal to that set forth below, as the same shall be amended in writing from time to time by AerCo.


MODEL                                    MINIMUM LIMIT
F100                                     US $300 million
B737                                     US $400 million
MD83                                     US $400 million

A320                                     US $400 million
A300                                     US $550 million
B767                                     US $550 million
B757                                     US $450 million
B747                                     US $750 million
DC8                                      US $450 million

         2.       INSURANCE DEDUCTIBLES:

           (a) Deductibles and self-insurance for Aircraft Assets subject to a Lease may be maintained in an amount pursuant to deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, the type of aircraft and market practices in the aircraft insurance industry generally) consistent with the Servicer's commercially reasonable practices for its own aircraft.

           (b) Deductibles for Aircraft Assets off-lease shall be maintained in respect of any one occurrence in respect of such Aircraft Assets in an amount consistent with the Servicer's commercially reasonable practice for its own aircraft with any difference between such amount and $200,000 (or such other amount as AerCo may direct in writing from time to time), taking into account any deductible insurance procured, to be notified to AerCo by the Servicer.

         3.       OTHER INSURANCE MATTERS:

         Apart from the matters set forth above, the coverage and terms of any insurance with respect to any Aircraft Assets not subject to a Lease shall be substantially consistent with the reasonable commercial practices of the Servicer with respect to its own aircraft.

         4.       ADDITIONAL INSUREDS:

         Any insurance arrangements entered into with respect to any Aircraft Assets shall include as named insureds such persons as are reasonably requested by AerCo.

         5.       CURRENCIES:

         Any insurance requirement stated in US dollar terms shall be interpreted to include the foreign currency equivalent thereto from time to time if any such insurance related thereto is denominated in a currency other than US dollars.

         6.       AVAILABILITY:

         The insurance guidelines set forth herein are subject to such insurance being generally available in the relevant insurance market at commercially reasonable rates from time to time.

                                     ANNEX 2

                               INDENTURE COVENANTS

                                    EXHIBIT A

                                 PRO FORMA LEASE